UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

SARA LEE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 14, 2007

Dear Sara Lee Stockholder:

It is my pleasure to invite you to Sara Lee Corporation’s 2007 Annual Meeting of Stockholders. This year’s meeting will be held on Thursday, October 25, 2007 at 9:30 a.m. (CDT), in the Drury Lane Theatre, 100 Drury Lane, Oakbrook Terrace, Illinois. At the meeting, we will focus on the business items listed in the notice of the meeting, which follows on the next page.

We are pleased to be one of the first companies to take advantage of the new Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this new e-proxy process will expedite stockholders’ receipt of proxy materials and lower the costs and reduce the environmental impact of our annual meeting. On September 14, 2007, we mailed to our U.S. and Canadian stockholders a Notice containing instructions on how to access our 2007 Proxy Statement and Annual Report and vote online. All other stockholders will continue to receive a copy of the Proxy Statement and Annual Report by mail. The Proxy Statement contains instructions on how you can (i) receive a paper copy of the Proxy Statement and Annual Report, if you only received a Notice by mail, or (ii) elect to receive your Proxy Statement and Annual Report over the Internet, if you received them by mail this year.

Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding all three methods of voting are contained on the proxy card.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Brenda C. Barnes

Chairman of the Board

NOTICE OF THE 2007

ANNUAL MEETING OF STOCKHOLDERS

The 2007 Annual Meeting of Stockholders of Sara Lee Corporation will be held on Thursday, October 25, 2007, at 9:30 a.m. (CDT), in the Drury Lane Theatre, 100 Drury Lane, Oakbrook Terrace, Illinois for the following purposes:

1.	to elect ten directors;

2.	to vote on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for the 2008 fiscal year;

3.	to vote on the approval of the Sara Lee Corporation Performance-Based Incentive Plan;

4.	to vote on three stockholder proposals; and

5.	to transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on September 4, 2007 are entitled to notice of and to vote at the Annual Meeting.

Whether or not you plan to attend the meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided.

By Order of the Board of Directors

Roderick A. Palmore
Executive Vice President, General Counsel and Secretary

September 14, 2007

ADMISSION TO THE 2007 ANNUAL MEETING

An admission ticket (or other proof of stock ownership) and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the Annual Meeting. Only stockholders who own Sara Lee common stock as of the close of business on September 4, 2007, will be entitled to attend the meeting. An admission ticket will serve as verification of your ownership.

•	If your Sara Lee shares are registered in your name and you received your proxy materials by mail, an admission ticket is attached to your proxy card.

•

If your Sara Lee shares are registered in your name and you received or accessed your proxy materials electronically over the Internet, click the appropriate box on the electronic proxy card or follow the telephone instructions when prompted and an admission ticket will be held for you at the registration desk at the Annual Meeting.

•

If your Sara Lee shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the Annual Meeting if you bring a recent bank or brokerage statement showing that you owned shares of Sara Lee common stock on September 4, 2007.

No cameras, recording devices or large packages will be permitted in the meeting room.

INFORMATION ABOUT SARA LEE CORPORATION

Sara Lee is a global manufacturer and marketer of high-quality, brand name products for consumers throughout the world. The address of our principal executive office is 3500 Lacey Road, Downers Grove, Illinois 60515-5424 and our telephone number is +1.630.598.6000. Our corporate Web site is located at www.saralee.com. Information contained on our Web site does not constitute part of this proxy statement.

INFORMATION ABOUT THE ANNUAL MEETING

Information About Attending the Annual Meeting

Our Annual Meeting will be held on Thursday, October 25, 2007, at 9:30 a.m. (CDT), in the Drury Lane Theatre, 100 Drury Lane, Oakbrook Terrace, Illinois 60181. The telephone number of the Drury Lane Theatre is +1.630.530.8300. The doors to the meeting room will open for admission at 9:00 a.m. Directions to the Drury Lane Theatre and an event schedule are contained at the end of this proxy statement.

An admission ticket (or other proof of stock ownership) and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the Annual Meeting. Only stockholders who own Sara Lee common stock as of the close of business on September 4, 2007 will be entitled to attend the meeting. An admission ticket will serve as verification of your ownership.

•	If your Sara Lee shares are registered in your name and you received your proxy materials by mail, an admission ticket is attached to your proxy card.

•

If your Sara Lee shares are registered in your name and you received or accessed your proxy materials electronically over the Internet, click the appropriate box on the electronic proxy card or follow the telephone instructions when prompted and an admission ticket will be held for you at the registration desk at the Annual Meeting.

•

If your Sara Lee shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the Annual Meeting if you bring a recent bank or brokerage statement showing that you owned shares of Sara Lee stock on September 4, 2007.

No cameras, recording devices or large packages will be permitted in the meeting room.

Information About this Proxy Statement

Why you received this proxy statement.    You have received these proxy materials because Sara Lee’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission and that is designed to assist you in voting your shares. On September 14, 2007, we mailed to our U.S. and Canadian stockholders of record as of the close of business on September 4, 2007 a Notice containing instructions on how to access this proxy statement and our annual report online, and we began mailing these proxy materials to stockholders outside the U.S. and Canada. If you own Sara Lee common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one Notice or set of these proxy materials. To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting Sara Lee’s transfer agent, Mellon Investor Services, at +1.888.422.9881 or shrrelations@mellon.com.

Notice of Electronic Availability of Proxy Statement and Annual Report.    As permitted by rules recently adopted by the Securities and Exchange Commission, Sara Lee is making this proxy statement and its annual report available to its stockholders electronically via the Internet. On September 14, 2007, we mailed to our U.S. and Canadian stockholders a Notice containing instructions on how to access this proxy statement and our annual report and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

Householding.    The Securities and Exchange Commission’s rules permit us to deliver a single Notice or set of Annual Meeting materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice or Annual Meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy statement or annual report, contact Broadridge Financial Solutions, Inc. at +1.800.542.1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices, proxy statements and annual reports for your household, please contact Broadridge at the above phone number or address.

Information About Voting

Stockholders can vote in person at the Annual Meeting or by proxy. There are three ways to vote by proxy:

•	By Telephone — Stockholders located in the United States can vote by telephone by calling +1.800.690.6903 and following the instructions on the proxy card;

•	By Internet — You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card; or

•	By Mail — If you received your proxy materials by mail, you can vote by mail by signing, dating and mailing the enclosed proxy card.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (EDT) on October 24, 2007. If you hold shares in the Sara Lee Common Stock Fund under any of Sara Lee’s retirement or savings plans, your voting instructions for those shares must be received by 5:00 p.m. (EDT) on October 22, 2007 to allow sufficient time for voting by the trustees and administrators of the plans.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

If you vote by proxy, the individuals named on the proxy card (your “proxies”) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for or against all, some or none of the nominees for director and whether your shares should be voted for or against each of the other proposals. If you sign and return the proxy card without indicating your instructions, your shares will be voted as follows:

•	FOR the election of the ten nominees for directors;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for fiscal year 2008;

•	FOR approval of the Performance-Based Incentive Plan; and

•	AGAINST the three stockholder proposals.

You may revoke or change your proxy at any time before it is exercised by (1) delivering to us a signed proxy card with a date later than your previously delivered proxy, (2) voting in person at the Annual Meeting, (3) granting a subsequent proxy through the Internet or telephone, or (4) sending a written revocation to Sara Lee’s Secretary, Roderick A. Palmore. Your most current proxy card or telephone or Internet proxy is the one that is counted.

Each share of Sara Lee common stock is entitled to one vote. The record date for determining stockholders entitled to notice of and to vote at the Annual Meeting is September 4, 2007. As of September 4, 2007, there were 724,524,545 shares of Sara Lee common stock outstanding.

Information for Sara Lee Employees Who are Stockholders

If you are a Sara Lee employee who is a stockholder, or if you hold shares in the Sara Lee Common Stock Fund under any of Sara Lee’s retirement or savings plans (the “Savings Plans”) or participate in the Sara Lee Corporation Direct Investment Plan, you will receive one proxy for all accounts registered in the same name. If all of your accounts are not registered in the same name, you will receive a separate proxy for each account that is registered in a different name. If you participate in the Savings Plans, your proxy card will serve as voting instructions to the trustees of those plans for shares allocated to your account, as well as a proportionate share of any unallocated shares and unvoted shares. If you fail to give voting instructions to the trustees, your shares will be voted by the trustees in the same proportion as shares held by the trustees for which voting instructions have been received. To allow sufficient time for voting by the trustees and administrators of the Savings Plans, your voting instructions for shares held in the Savings Plans must be received by 5:00 p.m. (EDT) on October 22, 2007.

Information Regarding Tabulation of the Vote

Sara Lee has a policy that all proxies, ballots and votes tabulated at a meeting of stockholders are confidential, and the votes will not be revealed to any Sara Lee employee or anyone else, other than to the non-management tabulator of votes or an independent election inspector, except (1) as necessary to meet applicable legal requirements, (2) if a stockholder writes comments on the proxy card directed to Sara Lee’s Board or management, or (3) in the event a proxy solicitation in opposition to the election of the Board of Directors is initiated. Representatives of Broadridge Financial Solutions, Inc. will tabulate votes and act as Inspectors of Election at this year’s Annual Meeting.

Quorum Requirement

A quorum is necessary to hold a valid meeting. If stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting are present in person or by proxy, a quorum will exist. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker does not vote on some matter on the proxy card because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Information About Votes Necessary for Action to be Taken

Ten directors have been nominated for election at the Annual Meeting. Sara Lee’s Bylaws require that, in uncontested elections, each director be elected by the majority of votes cast with respect to such director. This means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee in order for that nominee to be elected. Only votes “for” or “against” are counted as votes cast with respect to a director. Abstentions will have no effect. If a nominee who currently is serving as a director does not receive the affirmative vote of at least a majority of the votes cast, Maryland law provides that the director would continue to serve on Sara Lee’s Board as a “holdover director.” However, under our Corporate Governance Guidelines, each holdover director is required to tender his or her resignation to the Board promptly after the stockholder vote has been certified. Under the Guidelines, the independent directors (excluding the director who tendered the resignation) will decide whether to accept the resignation or whether other action should be taken, and publicly disclose its decision and rationale, within 90 days.

For each other proposal, the affirmative vote of a majority of votes cast on the proposal is necessary to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal 2), to approve the Performance-Based Incentive Plan (Proposal 3) and to approve the stockholder proposals (Proposals 4 through 6). Abstentions and broker non-votes will have no effect on any of these items because they are not considered votes cast.

Other Business to be Considered

The Board of Directors does not intend to present any business at the Annual Meeting other than the proposals described in this proxy statement. However, if any other matter properly comes before the Annual Meeting, including any stockholder proposal omitted from the proxy statement and form of proxy pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, your proxies will act on such matter in their discretion.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Sara Lee has adopted Corporate Governance Guidelines, which are available at www.saralee.com on the “Investor Relations” page under the link “Corporate Governance.” The Guidelines contain general principles regarding the functions of Sara Lee’s Board of Directors and Board Committees.

Director Independence

Sara Lee’s Corporate Governance Guidelines require that a substantial majority of the Board of Directors be comprised of independent directors. For a director to be considered independent under the listing standards of the New York Stock Exchange, the Board must affirmatively determine that a director has no direct or indirect material relationship with Sara Lee. The Board has adopted categorical standards, which are contained in Sara Lee’s Corporate Governance Guidelines and conform to and exceed the independence criteria specified by the New York Stock Exchange, to assist it in making determinations regarding independence. The full text of the categorical standards is attached as Appendix A to this proxy statement. These categorical standards specify the criteria by which the independence of Sara Lee’s directors will be determined, including whether a director or any member of the director’s immediate family has any past employment or affiliation with Sara Lee or Sara Lee’s independent registered public accountants.

After considering these categorical standards, the listing standards of the New York Stock Exchange and any other commercial or charitable relationships between the directors and Sara Lee, the Board has determined that Christopher B. Begley, Virgis W. Colbert, James S. Crown, Willie D. Davis, Laurette T. Koellner, Cornelis J.A. van Lede, Sir Ian Prosser, Rozanne L. Ridgway, Norman R. Sorensen and Jonathan P. Ward are independent. Brenda C. Barnes is not independent because she is an executive officer of Sara Lee. The Board also has determined that former directors J.T. Battenberg III, Cynthia B. Carroll, Charles W. Coker and Richard L. Thomas met the above standards for independence during the time that they served as directors. In evaluating and determining the independence of the non-management directors, the Board of Directors considered the following relationships: Cornelis J.A. van Lede serves as a senior advisor to JP Morgan PLC (London) with respect to its investment banking activities in Europe, and Jonathan P. Ward serves as Chairman of the Chicago office of Lazard Ltd. and as a Managing Director of Lazard Freres & Co., LLC. From time to time, Sara Lee engages investment banks, including affiliates of JP Morgan PLC and Lazard Freres & Co., LLC, to provide financial advisory services. In addition, James S. Crown and members of his immediate family own an indirect equity interest in a business from which Sara Lee purchased parts, labor and equipment in fiscal 2007. There were no other transactions, relationships or arrangements that required review by the Board for purposes of determining director independence.

Process for Nominating Potential Director Candidates

The Corporate Governance, Nominating and Policy Committee of Sara Lee’s Board of Directors is responsible for screening potential director candidates and recommending qualified candidates to the full Board for nomination. In evaluating potential director candidates, the Committee considers the qualifications listed in Sara Lee’s Corporate Governance Guidelines, which are available at www.saralee.com on the “Investor Relations” page under the link “Corporate Governance.” The Corporate Governance, Nominating and Policy Committee considers recommendations of potential candidates from incumbent directors, management and stockholders. Any recommendation submitted by a stockholder to the Corporate Governance, Nominating and Policy Committee must include the same information concerning the potential candidate and the stockholder, and must be received in the time frame, as would be required under Article I, Section 10 of Sara Lee’s Bylaws if the stockholder wished to nominate the candidate directly. From time to time the Committee also retains search firms to assist it. The Committee applies the same standards in evaluating candidates submitted by stockholders as it does in evaluating candidates submitted by other sources. Suggestions regarding potential director candidates, together with the required information described above, should be submitted in writing to Sara Lee’s Secretary, Roderick A. Palmore, at Sara Lee Corporation, 3500 Lacey Road, Downers Grove, Illinois 60515-5424.

Code of Conduct

Sara Lee’s Global Business Standards, the company’s written corporate code of business conduct and ethics, embody Sara Lee’s long-standing history of requiring adherence to high standards of ethical conduct and business practices. The Global Business Standards are available on Sara Lee’s Web site at www.saralee.com on the “About Sara Lee” page under the link “Global Business Practices.” All of Sara Lee’s officers, directors and employees, including its Chief Executive Officer, Chief Financial Officer and principal accounting officer, are required to comply with the Global Business Standards.

Communications with the Board of Directors

Stockholders and other interested parties may communicate with one or more members of Sara Lee’s Board of Directors, including the Chair of any Committee of the Board, by writing to the Board, or a specific Committee Chair or director at:

Board of Directors (or specific Committee Chair or director)
c/o Roderick A. Palmore, Secretary
Sara Lee Corporation
3500 Lacey Road
Downers Grove, Illinois 60515-5424

Sara Lee’s Board of Directors has instructed the Secretary to forward communications to the Board or to individual directors, as appropriate; however, the Board also has instructed the Secretary to review all correspondence received and, in his discretion, not forward correspondence that is unrelated to the duties and responsibilities of the Board. Examples of such inappropriate communication include business solicitations, advertising and communication that is frivolous in nature, relates to routine business matters (such as product inquiries, complaints or suggestions), or raises grievances that are personal to the person submitting the communication. Upon request, any director may review communication that is not forwarded to the directors pursuant to this policy.

The Audit Committee of the Board of Directors has established procedures for employees, stockholders and others to submit confidential and anonymous reports of suspected illegal or unethical behavior, violations of Sara Lee’s Global Business Standards or concerns regarding Sara Lee’s accounting, internal accounting controls or auditing matters. Reports may be made by sending an email to business.practices@saralee.com, or by calling —

•	+1.800.285.7964 (available toll-free outside the U.S. using the local AT&T Direct access number)

•	+1.312.345.5715 (reverse charges outside the U.S.)

Presiding Director

The Board, after considering the recommendation of the Corporate Governance, Nominating and Policy Committee, annually selects one independent director who is serving as Chairperson of a standing committee of the Board to serve as the Presiding Director for all meetings of the non-management directors held in executive session. The Presiding Director also has other authority and responsibilities that are described in Sara Lee’s Corporate Governance Guidelines, which are available at www.saralee.com on the “Investor Relations” page under the link “Corporate Governance.” James S. Crown currently serves as the Presiding Director.

Executive Sessions

Pursuant to Sara Lee’s Corporate Governance Guidelines, non-management directors of the Board meet in regularly scheduled executive sessions without management. The Presiding Director chairs all regularly scheduled executive sessions, and also has authority to convene meetings of the non-management directors at any time with appropriate notice.

Attendance at Annual Meeting

As stated in Sara Lee’s Corporate Governance Guidelines, each director is expected to attend all annual meetings of stockholders. Ten of the twelve directors who were nominated for re-election to the Board attended the 2006 annual meeting.

Governance Documents

All of Sara Lee’s current corporate governance documents and policies, including its Corporate Governance Guidelines, committee charters and Global Business Standards, are available at www.saralee.com and in print to any stockholder who requests them.

Review of Transactions with Related Persons

The Board has adopted a written policy regarding the review and approval of transactions involving certain persons that SEC regulations require to be disclosed in proxy statements, which are commonly referred to as “related person transactions.” A “related person” is defined under the applicable SEC regulation and includes our directors, executive officers and 5% or more beneficial owners of our common stock. Under the written policy, Sara Lee’s Corporate Governance, Nominating and Policy Committee is responsible for reviewing and approving any related party transactions and will consider factors it deems appropriate, including:

•	the approximate dollar amount involved in the transaction, including the amount payable to the related person;

•	the nature of the interest of the related person in the transaction;

•	whether the transaction may involve a conflict of interest;

•

whether the transaction involves the provision of goods or services to Sara Lee that are available from unaffiliated third parties and, if so, whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; and

•	the purpose of the transaction and any potential benefits to Sara Lee.

There are no related person transactions to report in this proxy statement.

Compensation Committee Interlocks and Insider Participation

None of Sara Lee’s non-management directors is an executive officer of a public company of which a Sara Lee executive officer is a director.

Relationship with Executive Compensation Consultant

Sara Lee’s Compensation and Employee Benefits Committee (the “Committee”) has retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent executive compensation consultant. FW Cook reports directly to the Committee, and the Committee may replace FW Cook or hire additional consultants at any time. Frederic Cook, principal of FW Cook, attends meetings of the Committee, as requested, and communicates with the Chair of the Committee between meetings; however, the Committee makes all decisions regarding the compensation of Sara Lee’s executive officers. None of Sara Lee’s management participated in the Committee’s decision to retain FW Cook as the Committee’s independent executive compensation consultant.

FW Cook provides various executive compensation services to the Committee with respect to Sara Lee’s executive officers and other key employees pursuant to a written consulting agreement with the Committee. The services FW Cook provides under the agreement include advising the Committee on the principal aspects of Sara Lee’s executive compensation program and evolving best practices, and providing market information and analysis regarding the competitiveness of Sara Lee’s program design and Sara Lee’s award values in relationship to its performance. In the past five years, FW Cook also has provided limited executive compensation consulting services to Sara Lee’s management in connection with Sara Lee’s disposition of certain businesses. For example, in connection with the spin-off of Sara Lee’s branded apparel business in September 2006, FW Cook assisted management in developing compensation programs for the executive officers and non-employee directors of that business unit.

The Committee regularly reviews the services provided by its outside consultants and believes that FW Cook is independent in providing executive compensation consulting services to the Committee. The scope of FW Cook’s business is providing executive compensation consulting services and it does not provide, directly or indirectly through affiliates, any non-executive compensation services, such as pension consulting or human resource outsourcing. In addition, in its consulting agreement with the Committee, FW Cook agrees to advise the Chair of the Committee if any potential conflicts of interest arise that could cause FW Cook’s independence and duty of loyalty to be questioned, and to not undertake any projects for Sara Lee management except at the request of the Committee Chair and as agent for the Committee. In light of these factors, the Committee does not believe that a formal conflicts policy is necessary at this time.

MEETINGS AND COMMITTEES OF THE BOARD

The Board of Directors held eight meetings during fiscal year 2007 and has the following standing committees: Audit, Compensation and Employee Benefits, Corporate Governance, Nominating and Policy, Executive, Finance and Qualified Legal Compliance. The following table shows the membership of these committees. All of the directors attended at least 75% of all the meetings of the Board and all meetings of the Board committees on which he or she served during fiscal year 2007.

Each of the Audit, Compensation and Employee Benefits, and Corporate Governance, Nominating and Policy Committees operates pursuant to a written charter. Copies of the Committee charters are available on Sara Lee’s Web site at www.saralee.com on the “About Sara Lee” page under the link “Board of Directors–Committee Charters.”

Name	Audit		Compensation and Employee Benefits		Corporate Governance, Nominating and Policy		Executive		Finance		Qualified Legal Compliance
Brenda C. Barnes							X	*	X
Christopher B. Begley									X
Virgis W. Colbert			X						X
James S. Crown			X		X	*	X
Willie D. Davis	X		X								X
Laurette T. Koellner	X	*			X		X		X		X	*
Cornelis J.A. van Lede	X		X		X						X
Sir Ian Prosser	X								X		X
Rozanne L. Ridgway					X		X		X	*
Jonathan P. Ward			X	*	X		X

*	Committee Chair

Audit Committee.    The Audit Committee provides oversight regarding accounting, auditing and financial reporting practices of Sara Lee. The Audit Committee met five times during the year, including periodic meetings held separately with the internal auditor and the independent registered public accountants. The Audit Committee also reviews and discusses with management and the independent registered public accountants Sara Lee’s annual and quarterly financial statements before they are filed, and the Chair of the Audit Committee meets with management to discuss Sara Lee’s earnings announcements. The Audit Committee is comprised solely of non-management directors, all of whom the Board has determined are independent within the meaning of the listing standards of the New York Stock Exchange and the rules of the Securities and Exchange Commission. The Board has determined that all members of the Audit Committee are financially literate pursuant to the listing standards of the NYSE, and has designated Laurette T. Koellner as an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission.

Compensation and Employee Benefits Committee.    The Compensation and Employee Benefits Committee reviews and approves Sara Lee’s compensation philosophy covering corporate officers and other key management employees; reviews the competitiveness of Sara Lee’s total compensation practices; determines the annual base salaries and incentive awards to be paid to, and approves the annual salaries of, corporate officers and other key management employees; approves the terms and conditions of proposed incentive plans applicable to corporate officers and other key management employees; approves and administers Sara Lee’s employee benefit plans; and reviews and approves special hiring and severance arrangements for corporate officers and other key management employees. The Committee has delegated to the Committee Chair responsibility for the review and approval of any corporate officer’s, or other designated key executive’s, hiring, severance or relocation arrangement that deviates materially from Sara Lee’s standard policies, procedures and programs. The Committee also may form and delegate authority to subcommittees or the Chair when it deems appropriate. The Compensation and Employee Benefits Committee is comprised solely of non-management directors, all of whom the Board has determined are independent within the meaning of the listing standards of the New York Stock Exchange and the rules of the Securities and Exchange Commission. The Compensation and Employee Benefits Committee met five times during the year.

Corporate Governance, Nominating and Policy Committee.    The Corporate Governance, Nominating and Policy Committee reviews and considers directorship policies and practices from time to time, evaluates potential director candidates and recommends qualified candidates to the full Board, reviews the management succession plan and executive resources and oversees Sara Lee’s activities and positions on significant corporate social responsibility and public policy matters. The Committee is comprised solely of non-management directors, all of whom the Board has determined are independent within the meaning of the listing standards of the New York Stock Exchange. The Corporate Governance, Nominating and Policy Committee met four times during the year.

Executive Committee.    The Executive Committee exercises the authority of the Board on such matters as are delegated to it by the Board of Directors from time to time and exercises the powers of the Board between meetings of the Board of Directors. The Executive Committee meets on a periodic basis, as needed, and did not meet during the year.

Finance Committee.    The Finance Committee reviews the Corporation’s financial policies and performs other duties as requested by the Board of Directors from time to time. The Finance Committee met four times during the year.

Qualified Legal Compliance Committee.    The Qualified Legal Compliance Committee was established to facilitate the confidential receipt, retention and consideration of reports, made by attorneys retained or employed by Sara Lee, of evidence of a material violation of U.S. federal or state securities law, a material breach of fiduciary duty arising under federal or state law, or a similar material violation of any U.S. federal or state law by Sara Lee or any of its officers, directors, employees or agents. The Committee is comprised solely of non-management directors, all of whom are independent within the meaning of the listing standards of the New York Stock Exchange and the rules of the Securities and Exchange Commission. The Qualified Legal Compliance Committee is comprised of the members of the Audit Committee and the chair of the Corporate Governance, Nominating and Policy Committee, who also serves as the chair of the Committee. The Qualified Legal Compliance Committee will meet on a periodic basis, as needed, and did not meet during the year.

PROPOSAL 1: ELECTION OF DIRECTORS

Directors Elected Annually

Sara Lee’s directors are elected each year by the stockholders at the Annual Meeting. We do not have a staggered board. Ten directors will be elected at this year’s Annual Meeting. Each director’s term lasts until the 2008 Annual Meeting of Stockholders and until he or she is succeeded by another director who has been elected.

Willie D. Davis is retiring from our Board of Directors at this year’s Annual Meeting. Mr. Davis has served as a Sara Lee director for 24 years, and Sara Lee extends its heartfelt appreciation to Mr. Davis for his tremendous contributions to our success.

Information About the Nominees for Election to the Board of Directors

The following information is furnished with respect to each nominee for election as a director. All of the nominees currently are directors, except Norman R. Sorensen. The nomination of Mr. Sorensen initially was recommended to Sara Lee’s Corporate Governance, Nominating and Policy Committee by an executive recruiting firm that was retained by the Committee to assist it in identifying prospective directors.

If a nominee is unavailable to serve as a director, your proxies may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting. The ages of the nominees are as of October 25, 2007.

BRENDA C. BARNES Chairman and Chief Executive Officer of Sara Lee Corporation since October 2005, President and Chief Executive Officer from February 2005 to October 2005, and President and Chief Operating Officer from July 2004 to February 2005. She has served as a director of Sara Lee since July 2004. Ms. Barnes served as the Interim President of Starwood Hotels and Resorts (hotel chain) from November 1999 to March 2000, and President and Chief Executive Officer of PepsiCola North America (soft drink manufacturer) from 1996 until 1998. Prior to that, she held various positions with several divisions of PepsiCo, Inc. from 1976 to 1996. Ms. Barnes is a member of the Board of Directors of The New York Times Company. Ms. Barnes also served as an adjunct professor at the Kellogg Graduate School of Business and at North Central College in 2002. She also serves on the Board of Trustees of Augustana College and is a member of the Steering Committee of the Kellogg Center for Executive Women. Age 53.

CHRISTOPHER B. BEGLEY Chairman and Chief Executive Officer of Hospira, Inc. (global specialty pharmaceutical and medication delivery company). Mr. Begley was elected Chairman in May 2007 and has served as Chief Executive Officer since Hospira was spun off from Abbott Laboratories on April 30, 2004. Prior to that, he served in various positions with Abbott, including as Senior Vice President, Hospital Products, from 2000 to April 2004, Senior Vice President, Chemical and Agricultural Products from 1999 to 2000, Vice President, Abbott Health Systems, from 1998 to 1999, and Vice President, MediSense Operations, in 1998. He became a director of Sara Lee in October 2006. Mr. Begley also serves as a director of the Executive’s Club of Chicago, Healthcare Leadership Council, Economic Club of Chicago, Generic Pharmaceutical Association and AdvaMed. Age 55.

VIRGIS W. COLBERT Former Executive Vice President, Miller Brewing Company (brewer) from 1997 to December 2005. Mr. Colbert joined Miller Brewing in 1979 and served as Senior Vice President-Worldwide Operations from 1995 to 1997 and as Vice President Operations from 1993 to 1995. He became a director of Sara Lee in January 2006. Mr. Colbert serves as a director of The Manitowoc Company, Inc., Merrill Lynch & Co., Inc. and The Stanley Works. Age 68.

JAMES S. CROWN President of Henry Crown and Company (diversified investments) since 2002 and Vice President from 1985 to 2002. He became a director of Sara Lee in 1998. Mr. Crown also is a director of General Dynamics Corporation and J.P. Morgan Chase & Co. He also serves as Chairman of the Board of Trustees of the University of Chicago, and is a trustee of the Chicago Symphony Orchestra and the Museum of Science and Industry (Chicago). Age 54.

LAURETTE T. KOELLNER Senior Vice President of The Boeing Company (aerospace manufacturer) and President of Boeing International since April 2006. Ms. Koellner served as President of Connexion by Boeing from December 2004 until April 2006, Chief People and Administration Officer of Boeing from 2002 to December 2004, a member of the Office of the Chairman from March 2002 to December 2003, Senior Vice President and President of Shared Services Group of Boeing from 2000 to 2002, Vice President and Corporate Controller of Boeing from 1999 to 2000, and as Vice President and General Auditor of Boeing from 1996 to 1999. Ms. Koellner became a director of Sara Lee in January 2003. Age 53.

CORNELIS J.A. VAN LEDE Former Chairman of the Board of Management and Chief Executive Officer of Akzo Nobel N.V. (manufacturer and distributor of healthcare products, coatings and chemicals) from 1994 to May 2003. Mr. van Lede joined Akzo Nobel in 1991 as a member of its Board of Management and he was appointed Vice Chairman of the Board of Management of Akzo Nobel in 1992. From 1991 to 1994, Mr. van Lede served as Vice President of the Union of Industrial and Employers’ Confederations of Europe (UNICE), and from 1984 to 1991 he was Chairman of the Federation of Netherlands Industry (VNO). Mr. van Lede has been a director of Sara Lee since October 2002. He also serves as Chairman of the Supervisory Board of Heineken N.V. and as a member of the Supervisory Boards of Air France-KLM Holding, Philips Electronics and Stork. He is a non-executive director of Air Liquide. He is Chairman of the Board of Directors of INSEAD, and serves as a member of the Board of several non-profit organizations. Age 64.

SIR IAN PROSSER Retired Chairman of InterContinental Hotels Group PLC (hotel business). He held various offices with InterContinental Hotels Group PLC and its precursors, Six Continents PLC and Bass PLC, since 1969, including serving as Chairman from 1987 through December 2003, Chief Executive Officer from 1987 to 2000, Group Managing Director from 1984 to 1987, and Director of Finance and Planning from 1978 to 1984. Sir Ian has been a director of Sara Lee since October 2004. He also serves as non-executive Deputy Chairman of BP plc and as a non-executive director of GlaxoSmithKline plc. He is a member of the Confederation of British Industry’s President’s Committee. Age 64.

ROZANNE L. RIDGWAY Former Assistant Secretary of State for European and Canadian Affairs (1985-1989) and, since July 1994, Chair (non-executive) of the Baltic American Enterprise Fund. Ambassador Ridgway became a director of Sara Lee in 1992. She served in the U.S. Foreign Service from 1957 until her retirement in 1989, including assignments as Ambassador for Oceans and Fisheries Affairs, Ambassador to Finland, and Ambassador to the German Democratic Republic. Ambassador Ridgway is a director of The Boeing Company, Emerson Electric Company, 3M Company and Manpower, Inc. She also services as a director or trustee of three funds in the American Funds family of mutual funds. Ambassador Ridgway is also a trustee of the Center for Naval Analyses and the National Geographic Society. Age 72.

NORMAN R. SORENSEN President and Chief Executive Officer of Principal International, Inc. and Senior Vice President of Principal Financial Group, Inc. since 2001, and Senior Vice President of Principal Life Insurance Company since 1998 (financial services and asset management). Prior to that, Mr. Sorensen served as a senior executive of American International Group, Inc. (insurance services) from 1989 to 1997. He serves as a director of the International Insurance Society, the U.S. Coalition of Service Industries, and the Pacific Basin Economic Council. Mr. Sorensen also is a member of the Financial Services Roundtable and the Council on Foreign Relations. Age 62.

JONATHAN P. WARD Chairman of the Chicago office of Lazard Ltd. (investment banking), and Managing Director, Lazard Freres & Co., LLC. Mr. Ward served as Chairman and Chief Executive Officer of The ServiceMaster Company (national service company) from 2002 to 2006, and President and Chief Executive Officer of ServiceMaster from 2001 to 2002. Mr. Ward was President and Chief Operating Officer of R.R. Donnelley & Sons Company (commercial printing company) from 1997 to 2001. He became a director of Sara Lee in October 2005. Age 53.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE FOR ALL OF THE NOMINEES.

DIRECTOR COMPENSATION

Directors who are Sara Lee employees do not receive compensation for their services as directors. Following is a description of Sara Lee’s compensation program for non-management directors in fiscal 2007. The Corporate Governance, Nominating and Policy Committee regularly reviews the compensation paid to non-management directors and recommends changes to Sara Lee’s Board of Directors, as appropriate.

Board Retainer — Non-management directors of Sara Lee receive an annual retainer of $75,000 and an annual grant of restricted stock units (“RSUs”) with a fair market value of $75,000 on the date of grant. RSUs granted prior to July 2005 vest three years after the date of grant and, upon vesting, each RSU will be converted into one share of Sara Lee common stock. Beginning with fiscal year 2006, RSUs granted to the non-management directors vest one year after the date of grant but will not be converted into shares of Sara Lee common stock until six months after the director leaves Sara Lee’s Board. Non-management directors also may elect to receive Sara Lee common stock or RSUs in lieu of all or a portion of their annual cash retainer. Directors do not receive any meeting or attendance fees.

Committee Retainer — Each non-management director who chairs a committee of the Board (other than the Audit Committee) receives an additional retainer of $10,000 each year. The chair of the Audit Committee receives an additional $20,000 retainer and each other non-management director who is a member of the Audit Committee receives an additional $7,500 retainer. Committee retainers are paid 50% in cash and 50% in RSUs. Non-management directors also may elect to receive Sara Lee common stock or RSUs in lieu of all or a portion of their Committee cash retainer. RSUs granted to the non-management directors for Committee service vest one year after the date of grant but will not be converted into shares of Sara Lee common stock until six months after the director leaves Sara Lee’s Board.

Stock Ownership Guidelines — The Board strongly believes that the directors should have a meaningful ownership interest in Sara Lee and has implemented stock ownership guidelines for Sara Lee’s directors. The ownership guidelines require directors to own a minimum of 20,000 shares of Sara Lee common stock (including unvested RSUs) within five years after a director is first elected to the Board.

Deferred Compensation Program — Under Sara Lee’s 1999 Non-Employee Director Stock Plan, non-management directors may elect to defer all or a portion of their annual retainer into a non-qualified, unfunded deferred compensation program. At the election of the director, amounts deferred under the Director Deferred Compensation Plan will earn a return equivalent to the return on an investment in (i) an interest-bearing account, earning interest based on the current cost to Sara Lee at the beginning of each plan year of issuing debt with a five-year maturity (the rate for fiscal 2007 was 6.22%), or (ii) a stock equivalent account, earning a return based on our stock price and accruing dividend equivalents. Any awards of RSUs that a non-management director elects to defer automatically are invested into the stock equivalent account. The amounts deferred, dividend equivalents and any appreciation or accrued interest are paid in cash or in shares of Sara Lee common stock, as applicable, on dates selected by the director. Sara Lee does not pay above market rates or preferential rates under its deferred compensation plans.

Fiscal 2007 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)(4)	Total ($)
J.T. Battenberg III *	27,917	27,920	10,000	65,837
Christopher B. Begley	50,000	50,015	—	100,015
Cynthia B. Carroll *	70,625	70,626	—	141,251
Charles W. Coker *	25,000	25,010	10,000	60,010
Virgis W. Colbert	75,000	75,002	—	150,002
James S. Crown	81,875	82,766	20,000	184,641
Willie D. Davis	78,750	78,743	5,000	162,493
Laurette T. Koellner	85,000	86,578	—	171,578
Cornelis J.A. van Lede	78,750	78,743	98,110	255,603
Sir Ian Prosser	78,750	78,743	—	157,493
Rozanne L. Ridgway	80,000	80,004	15,000	175,004
Richard L. Thomas *	26,667	26,673	—	53,340
Jonathan P. Ward	77,500	77,055	5,000	159,555

*	No longer serving as a director of Sara Lee on September 1, 2007. Each such director received a prorated portion of the annual Board and, if applicable, Committee retainer for fiscal 2007.
(1)	Represents the amount of cash compensation earned by each director in fiscal 2007 for Board and Committee service, including amounts Ms. Koellner and Mr. Ward elected to defer into the deferred compensation program, and amounts Messrs. Begley, Crown and Ward elected to receive in shares of Sara Lee common stock or RSUs.
(2)	Represents the expense recognized in accordance with Financial Accounting Standard (“FAS”) 123R for financial statement reporting purposes in fiscal 2007 with respect to the fair value of RSUs granted in fiscal 2007, which also represents the grant date fair value under FAS 123R for these awards. No expense was recognized under FAS 123R in fiscal 2007 for options or for RSUs granted in prior years. As described above, each non-management director receives an RSU award each year and also may elect to receive Sara Lee common stock or RSUs in lieu of all or a portion of his or her cash retainer. This column includes only the FAS 123R expense for non-elective RSU awards; any annual cash retainer that a director elects to receive in the form of Sara Lee common stock or RSUs is included in the “Fees Earned or Paid in Cash” column. The number of unexercised options and unvested RSUs held by each non-employee director at the end of fiscal 2007 is shown below. All options held by the current directors are fully vested.

Name	Number of Options	Number of Unvested RSUs
J.T. Battenberg III	—	—
Christopher B. Begley	—	5,066
Cynthia B. Carroll	—	—
Charles W. Coker	113,186	—
Virgis W. Colbert	—	7,561
James S. Crown	91,751	19,169
Willie D. Davis	68,420	12,608
Laurette T. Koellner	—	13,331
Cornelis J.A. van Lede	—	12,526
Sir Ian Prosser	—	12,526
Rozanne L. Ridgway	66,535	12,809
Richard L. Thomas	99,779	—
Jonathan P. Ward	—	13,823
(3)	For Messrs. Battenberg, Coker, Crown, Davis, van Lede, Ridgway and Ward, represents charitable contributions made by the Sara Lee Foundation on behalf of the director. Sara Lee or the Sara Lee Foundation will make charitable contributions of up to $25,000 each fiscal year upon the request of a non-management director. These contributions include financial support for fundraising events and direct program grants. In addition, non-management directors may participate in Sara Lee’s Matching Grants Program on the same basis as Sara Lee employees. Under the Matching Grants Program, the Sara Lee Foundation matches personal contributions made to eligible nonprofit organizations up to $10,000 each calendar year. Both types of contributions are reflected in the table.
(4)	For Mr. van Lede, includes an annual retainer for serving as Chairman of the Supervisory Board of Sara Lee International B.V., a Dutch subsidiary of Sara Lee. During fiscal 2007, he received an annual retainer of Euro 60,000 (approximately $80,760), and a representation allowance for expenses of Euro 5,446 (approximately $7,350).

SARA LEE STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

This table indicates the amount of common stock beneficially owned by Sara Lee’s executive officers, directors and director nominees as of September 1, 2007. In general, “beneficial ownership” includes those shares a director, director nominee or executive officer has the power to vote or transfer, and options that are exercisable currently or that become exercisable within 60 days. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. No person named in the table owns more than 1% of the outstanding shares of common stock or has pledged any shares of Sara Lee common stock as security.

Name	Shares of Common Stock	Options Currently Exercisable or Exercisable within 60 days	Restricted Stock Units and Stock Equivalents (1)
Brenda C. Barnes	177,729	763,519	597,848
Christopher B. Begley	5,078	—	5,066
Virgis W. Colbert	3,648	—	7,561
James S. Crown	79,145	91,751	19,169
Willie D. Davis	40,509	68,420	12,608
Christopher J. Fraleigh	19,758	30,318	115,842
Laurette T. Koellner	14,393	—	17,402
L.M. (Theo) de Kool	149,966	533,949	301,467
Cornelis J.A. van Lede	10,006	—	12,526
Adriaan Nühn	117,833	616,164	90,530
Roderick A. Palmore	88,636	249,034	152,113
Sir Ian Prosser	8,417	—	12,526
Rozanne L. Ridgway	26,570	66,535	12,809
Norman R. Sorensen (2)	—	—	—
Jonathan P. Ward	1,771	—	14,443
Directors and executive officers as a group (20 persons)	847,768	2,692,069	1,784,005

(1)	Includes restricted stock units granted under Sara Lee’s 1998 Long-Term Incentive Stock Plan and 1999 Non-Employee Director Stock Plan, and stock equivalent balances held under Sara Lee’s Executive Deferred Compensation Plan and Director Deferred Compensation Plan. The value of the restricted stock units and stock equivalents mirrors the value of Sara Lee common stock. The amounts ultimately realized by the directors and executives will reflect changes in the market value of Sara Lee common stock from the date of deferral or accrual until the date of payout. The restricted stock units and stock equivalents do not have voting rights, but are credited with dividend equivalents. Restricted stock units vest and are converted into shares of common stock as the vesting period lapses or, for performance-based units, specific performance goals are achieved.
(2)	Mr. Sorensen is not currently a director; he is nominated for election at the Annual Meeting.

SARA LEE STOCK OWNERSHIP

BY CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding each person who, we believe, beneficially owned more than 5% of Sara Lee’s outstanding common stock as of September 4, 2007. There are no arrangements known to Sara Lee that may result in a change in control of Sara Lee upon the occurrence of some future event.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Approximate Percentage of Class
AXA Financial, Inc. 1290 Avenue of the Americas New York, New York 10104	52,057,515	(1)	7.0%

Brandes Investment Partners, L.P. 11988 El Camino Real, Suite 500 San Diego, CA 92130	43,523,145	(2)	5.9%

Capital Group International, Inc. 11100 Santa Monica Blvd. Los Angeles, CA 90025	41,792,210	(3)	5.6%

(1)	On February 13, 2007, in a joint filing with the Securities and Exchange Commission on Schedule 13G by AXA Financial, Inc.; AXA, which owns AXA Financial, Inc.; and AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle (collectively “AXA Mutuelle”) which, as a group control AXA, AXA Mutuelle reported beneficial ownership as of December 31, 2006 of 52,092,081 shares of Sara Lee common stock. According to the filing, AXA Financial, Inc.’s subsidiary, AllianceBernstein L.P., has sole power to dispose or to direct the disposition of 51,951,856 shares, and sole power to vote or to direct the vote of 28,714,532 shares, all of which were acquired solely for investment purposes on behalf of client discretionary investment advisory accounts. AXA Rosenberg Investment Management LLC, as to which AXA serves as a parent holding company, has sole power to dispose or to direct the disposition of 90,787 shares, and sole power to vote or to direct the vote of 61,400 shares, all of which were acquired solely for investment purposes. AXA Financial, Inc.’s subsidiary, AXA Equitable Life Insurance Company, has sole power to dispose or to direct the disposition of 14,870 shares and sole power to vote or to direct the vote of 14,518 shares.
(2)	In a Form 13F filed with the Securities and Exchange Commission on May 15, 2007, Brandes Investment Partners, L.P. reported that as of March 31, 2007 it held sole investment and voting authority with respect to 43,523,145 shares of Sara Lee common stock. A Form 13F is required to be filed by certain institutional investment managers that exercise investment discretion with respect to accounts holding securities with an aggregate fair market value in excess of the amount specified by the SEC.
(3)	On February 12, 2007, Capital Group International, Inc. filed with the Securities and Exchange Commission a Schedule 13G in which it reported that it beneficially owns 41,792,210 shares of Sara Lee common stock. The Schedule 13G states that Capital Group International holds these shares in its capacity as an investment management company to various investment companies registered under the Investment Company Act of 1940 and institutional accounts.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Objectives

Sara Lee’s executive compensation program is based upon achieving the following objectives:

•	Providing a total compensation opportunity that allows the company to attract, retain and motivate talented employees to achieve exceptional business results

•

Ensuring that the total compensation package is competitive in comparison with our peers, that incentive programs are performance-based and that the programs are consistent with the highest standards of good corporate governance and best practices within the industry

•	Aligning the program with the long-term best interests of our stockholders

At Sara Lee, we believe in measuring not only “what” is achieved but also “how” it is achieved. To that end, our compensation objectives are seen as an integrated part of a pay-for-performance culture which includes our Performance Management Process and Global Business Practices. The Performance Management Process is a top-down process of cascading and aligning our business goals throughout the organization and measuring progress against the completion of those goals. This process includes the monitoring of the leadership values exhibited by our employees so we can assess “how” goals are being achieved. In addition, our Global Business Standards set forth the fundamental ethical and legal responsibilities that all Sara Lee employees are expected to uphold. These standards are also embedded in the day-to day administration of the company’s compensation programs. Sara Lee believes in the transparency of its compensation practices so that both its employees and stockholders understand these programs and how the programs can affect business results and vice versa.

Components of Total Compensation

The components of Sara Lee’s executive compensation program and the purpose of each component are shown in the table below along with Sara Lee’s target competitive position for each component. All target positions are expressed in relationship to the median value of those peer companies against which Sara Lee competes for executive talent. We measure our programs’ competitiveness both by individual benchmark positions as well as by salary grades, which are composed of many positions that we consider to have similar responsibilities. Sara Lee defines a “market competitive” position as being within plus or minus 15% of the market median value, which then becomes the market target opportunity range. We do not advocate a specific percentile relationship of actual pay to market pay as some companies do, e.g., we do not strive to be in the 75th percentile on actual pay. We intend to provide a target level total compensation opportunity that falls within the target opportunity range. However, the actual value delivered to any executive may be above or below that range depending upon business unit financial results, Sara Lee’s stock price performance and the individual’s performance.

Compensation Component	Target Competitive Position	Purpose
Salary	Equal to median of peer group	Fixed component of pay intended to compensate the individual fairly for the responsibility level of the position held.
Annual incentives	Target annual incentive opportunities are set in relationship to the peer group median, with actual payouts either exceeding or being less than market median based upon actual business unit and individual performance.	Variable component of pay intended to motivate and reward the individual’s contribution to achieving the company’s short-term/annual objectives.
Long-term incentives	Target opportunities are set in relationship to the peer group median and actual payouts will either exceed or be less than market median based upon Sara Lee’s stock price performance.	Variable component of pay intended to motivate and reward the individual’s contribution to achieving the company’s long-term objectives.
Retirement and other benefits	Equal to median of peer group	Fixed component of pay intended to protect against catastrophic expenses (healthcare, disability and life insurance) and provide opportunity to save for retirement (pension and 401(k)).
Perquisites	Less than or equal to market median	Fixed component of pay intended to provide an economic benefit to the company in attracting and retaining executive talent.
Post-Termination Compensation (Severance and Change-In-Control)	Equal to median of peer group	Fixed component of pay intended to provide a temporary income source following an executive’s involuntary termination and in the case of a change-in-control to also provide continuity of management during that event.

Benchmarking Executive Compensation Competitiveness

One of the key objectives of the executive compensation program is to ensure that the total compensation package is competitive in comparison to our peer companies. Sara Lee has identified the following companies as its peer group for this purpose:

Campbell Soup Company	Hormel Foods Corporation
The Clorox Company	Kellogg Company
The Coca-Cola Co.	Kimberly-Clark Corporation
Colgate-Palmolive Company	Kraft Foods, Inc.
ConAgra Foods Inc.	Nestlé S.A.
General Mills, Inc.	PepsiCo Inc.
Group Danone	The Procter & Gamble Co.
H. J. Heinz Company	Unilever N.V.
The Hershey Company	Wm. Wrigley Jr. Company

The peer group is regularly reviewed and changed, if necessary, with the approval of the Compensation and Employee Benefits Committee of the Board of Directors (the “Compensation Committee”). This peer group was approved by the Compensation Committee and is representative of the companies with which we compete for executive talent and share similar industry profiles. Also, many of these companies and Sara Lee participate in the same independent compensation surveys, which assists us in making accurate compensation comparisons. The group above is used for comparisons of all components of the compensation and benefits package.

Sara Lee relies on various sources of compensation and benefits survey data, other than proxy data for named executive officers. We most often use survey data from consulting firms such as Hewitt Associates LLC, Mercer Human Resource Consulting, Towers Perrin HR Services and the HayGroup. We have a high confidence level in the accuracy and confidentiality standards applied to the data produced in these surveys by these organizations. When analyzing compensation data, statistical techniques such as regression analysis are typically used to adjust the data for differences in company size. During this benchmarking process the company measures its actual pay levels within each compensation component and in the aggregate. The company also reviews the mix of its compensation components with respect to fixed vs. variable, short vs. long-term and cash vs. equity-based pay. This information is presented periodically to the Compensation Committee for its review and approval.

Mix of Compensation Components

Each year, the Compensation Committee, as a part of its benchmarking exercise, conducts a review of the relative mix of our compensation components to those of our peer companies. Specifically, we review the total direct compensation opportunity (i.e., the sum of salary, target annual and target long-term incentives) in the following categories:

•	Fixed versus variable

•	Short-term versus long-term

•	Cash versus equity-based

The Compensation Committee’s goal, with respect to each of these categories, is to allocate the total direct compensation in a manner that is market competitive with our peer group. The Compensation Committee believes that this is appropriate because the peer group is the group of companies with which we compete for executive talent. The Compensation Committee also believes that the allocations that result from this approach are effective in motivating management to maximize stockholder value. The allocations that applied with respect to fiscal year 2007 appear in the chart below.

Information Related to CEO’s Position Salary — $1,000,000 Target Annual Incentive Value — $2,000,000 Target Long-Term Incentive Value — $7,000,000 Total Direct Compensation Opportunity — $10,000,000
Fixed 10% (Salary)	Short-term 30% (Salary + Annual Incentive Value)	Cash 30% (Salary + Annual Incentive Value)
Variable 90% (Annual + Long-Term Incentive Value)	Long-term 70% (Long-Term Incentive Value)	Equity-Based 70% (Long-Term Incentive Value)

Information Related to Other Named Executive Officers (Since the compensation of other four named executive officers varies, we have summarized the ranges of each of the above categories)
Fixed 21% – 25% (Salary)	Short-term 49% – 59% (Salary + Annual Incentive Value)	Cash 49% – 59% (Salary + Annual Incentive Value)
Variable 75% – 79% (Annual + Long-Term Incentive Value)	Long-term 41% – 51% (Long-Term Incentive Value)	Equity-Based 41% – 51% (Long-Term Incentive Value)

The differences between the allocation for our Chief Executive Officer and the other executive officers of Sara Lee whose names appear in the Fiscal 2007 Summary Compensation Table on page 31 (the “named executive officers”) are primarily a result of the differences in allocation practices in our peer group, as determined from the benchmarking studies described earlier in this Compensation Discussion and Analysis.

Salary

Salary is the fixed component of compensation and the company targets a median overall relationship to market in this pay component. An executive’s salary is initially set based upon the position’s level of responsibility and the executive’s experience and is determined by reference to a specific salary grade that has both a salary range minimum and maximum. Based upon competitive analyses completed in April 2007, we determined the overall market position for Sara Lee executives in the United States to be approximately 93% of our peer group median, which is within our target competitive range of plus or minus 15% of the market median. The company’s merit increase budget for fiscal year 2007 was 3.0%; however, all of the named executive officers agreed to forego salary increases during fiscal year 2007. Ms. Barnes’ salary was set at $1,000,000 on February 1, 2005 when she was elected to President and Chief Executive Officer of Sara Lee. She has foregone any increase in her salary during fiscal years 2006 and 2007 and has again foregone a salary increase in fiscal year 2008. Mr. Fraleigh received a 5.0% salary increase effective February 1, 2007, in conjunction with his promotion to an Executive Vice President of Sara Lee.

Annual Incentives

Sara Lee’s annual incentive program is designed to motivate and reward executives in achieving our annual financial performance objectives. It is composed of two inter-related plans; the Performance-Based Annual Incentive Plan, which is a stockholder approved plan providing an overall limit on annual incentive payments for named executive officers, and the Annual Incentive Plan, which is a Board-approved and Compensation Committee-administered plan for determining actual incentive awards each year for hundreds of key employees, including the named executive officers.

Sara Lee’s current Performance-Based Annual Incentive Plan was approved by stockholders in 1995 and was created so that the company’s annual incentive awards would qualify as performance-based and therefore be tax-deductible under section 162(m) of the Internal Revenue Code. The Performance-Based Annual Incentive Plan establishes the maximum bonus amount payable to each participant for the performance period; however, the Compensation Committee usually exercised its discretion to reduce the bonus amounts payable to the amounts determined by the Annual Incentive Plan. For fiscal year 2007, the maximum tax-deductible annual incentive payment for the Chief Executive Officer, was $1,371,600, and for each of the other named executive officers, except the Chief Financial Officer, was $1,066,785. Under current guidance by the Internal Revenue Service, chief financial officers are not subject to the tax-deduction limits of Internal Revenue Code Section 162(m).

The Annual Incentive Plan is a sub-plan under the Performance-Based Annual Incentive Plan. It provides participants, including the named executive officers, with annual cash incentive opportunities for the achievement of goals that are set within the first 90 days of each fiscal year. The Annual Incentive Plan provides target payout opportunities that are expressed as a percentage of a participant’s fiscal year salary. Payout opportunities increase with the participants’ salary grade level, which is consistent with Sara Lee’s compensation philosophy of increasing the level of pay at risk for higher level positions.

Ms. Barnes’ target opportunity under the Annual Incentive Plan is 200% of her fiscal year salary, with a range of payout levels from 0% to 150% of her 200% target opportunity. This target annual incentive opportunity was arrived at based upon the Compensation Committee’s review of peer group benchmark data and the advice of its consultant. The other named executive officers have Annual Incentive Plan opportunities that are less than Ms. Barnes’ and which were also based upon competitive benchmarking and then reviewed and approved by the Compensation Committee.

The Annual Incentive Plan performance measures, which apply to all of the named executive officers, and their approximate weighting within the Plan, are shown in the table below.

Performance Measures	Approximate Weighting of Performance Measures
Adjusted Operating Income	35%
Adjusted Net Sales	25%
Adjusted Cash Flow	20%
Individual Objectives

20%

Unlike the other named executive officers, Ms. Barnes’ Individual Objectives are not performance measures for her Annual Incentive Plan award. Her award was based solely upon the company’s financial results which are weighted 43%, 32% and 25% against the three financial goals shown above.

The financial performance goals for those participants who are in corporate staff positions are based upon the composite goals of the company’s business segments. For the named executive officers, this applies to Ms. Barnes and Messrs. de Kool and Palmore. The performance goals of those executives who are directly responsible for a specific business segment are solely dependent upon that business segment’s financial results. For the named executive officers, this applies to Messrs. Nühn and Fraleigh. The Compensation Committee applies a significant amount of rigor in establishing the specific performance goals for each performance measure.

Typically, a performance measure’s target performance level is the same as the target performance level contained in Sara Lee’s annual operating plan. The annual operating plan is developed by management and presented by the Chief Executive Officer and Chief Financial Officer to the company’s Board of Directors for its review and approval. The threshold performance level, at which no payout is warranted, is typically set at either the prior year’s actual results or 90% of the target performance level, depending on the particular performance measure. The performance level at which a maximum payout would be made is typically set at 110% of the target level goal for each performance measure. The target performance levels under the Annual Incentive Plan are aligned with Sara Lee’s annual operating plan to motivate executives to achieve those stretch performance goals in a manner that is consistent with stockholders’ expectations of the company’s forecasted results. As Sara Lee expects to achieve its annual operating plan when it is set, it has similar expectations regarding the achievement of the goals under the Annual Incentive Plan. For fiscal year 2007, the average percent earned under the Annual Incentive Plan was 95% of the target payout opportunity and in fiscal years 2006 and 2005 the average payout levels were 95% and 81%, respectively, of target payout opportunity.

The financial performance goals and results used in connection with the Annual Incentive Plan are subject to certain adjustments and exclusions. For fiscal 2007, the following items were excluded from relevant financial data for purposes of measuring performance: extraordinary or unusual charges or income that are identified separately on the face of the income statement (excluding certain contingent sale proceeds); revisions to the Internal Revenue Code; changes in generally accepted accounting principles; changes in foreign currency exchange rates; impairments, pension settlements or curtailments, and gains or losses, related to businesses dispositions or businesses in the process of being disposed; and charges, cash disbursements or cash receipts related to exit and business transformation activities or business dispositions. Prior to approving award payments, the Compensation Committee reviews and approves a report from the Chief Financial Officer reconciling the corporate financial performance used to determine actual Annual Incentive Plan payments with Sara Lee’s financial results prepared in accordance with generally accepted accounting principles as reported on the face of the company’s audited annual income statement.

At the beginning of each fiscal year, Individual Objectives for the named executive officers are determined and consist of non-financial objectives such as succession planning, diversity-related initiatives and business-specific operational goals. Ms. Barnes approves the Individual Objectives of the other named executive officers at the beginning of the fiscal year and then reviews and scores them at the end of the fiscal year in order to determine the percentage of target earned for the Individual Objectives portion of the Annual Incentive Plan. Ms. Barnes also has Individual Objectives that she is expected to achieve each year; however, to more closely align her performance with Sara Lee’s financial goals, her Individual Objectives are not used in calculating her annual incentive award under the Annual Incentive Plan.

The table below shows the payout opportunities and fiscal year 2007 actual payouts for the named executive officers:

Named Executive Officer	Annual Incentive Plan Target As % of Salary	Annual Incentive Plan Target ($)	Annual Incentive Plan Maximum As % of Salary	Annual Incentive Plan Maximum ($)	FY07 Annual Incentive Award As a % of Target	FY07 Annual Incentive Award ($)
Brenda C. Barnes	200%	$2,000,000	300%	$3,000,000	88%	$1,761, 610
L. M. (Theo) de Kool	150%	$1,170,000	225%	$1,755,000	93%	$1,086,629
Adriaan Nühn	135%	$889,262	205%	$1,350,361	98%	$873,852
Roderick A. Palmore	130%	$756,600	195%	$1,134,900	91%	$685,580
Christopher J. Fraleigh	129%	$613,563	196%	$932,208	115%	$704,375

As shown in the table above, the amount earned by Ms. Barnes for fiscal year 2007 under the Annual Incentive Plan was $1,761,610. In this proxy statement, Sara Lee is requesting that stockholders approve a replacement Performance-Based Incentive Plan with an updated funding formula. As a result of the company’s significant transformation of its business portfolio, the maximum incentive pool created by Sara Lee’s existing Performance-Based Annual Incentive Plan for fiscal 2007 was smaller than the incentive pool created by the Annual Incentive Plan. As described earlier in this section, Ms. Barnes’ maximum annual incentive award for fiscal 2007 under Sara Lee’s existing Performance-Based Annual Incentive plan was $1,371,600. This was approximately $390,000 less than the amount approved by the Compensation Committee as earned by her for fiscal year 2007 under the Annual Incentive Plan. Consequently, the Compensation Committee approved the payment of this deficiency to Ms. Barnes as a separate, non-deductible bonus outside the company’s existing Performance-Based Annual Incentive Plan. If approved by stockholders, the replacement plan described in Proposal 3 will remedy this situation beginning in fiscal year 2008.

Long-Term Incentives

The company’s long-term incentive program is designed to motivate, retain and reward talented executives in achieving long-term financial results that are aligned with our stockholders’ best interests. All long-term incentives are equity-based and are provided under stockholder approved plans. These plans provide for a number of different types of equity-based awards: stock options, stock appreciation rights, restricted stock and performance shares or units. The award agreements associated with all long-term incentive awards contain provisions that could result in the cancellation of outstanding awards and the repayment of financial gains if an executive engages in activity that is contrary or harmful to the interests of the company.

As a part of its annual benchmarking studies, the company determines a market competitive, long-term incentive value guideline for each executive’s salary grade or position based upon compensation data that are provided by external consulting firms. These grant value guidelines are developed by the management of the company and presented to the Compensation Committee for its review and approval. Specific awards are then made to executives based upon their individual performance, potential for advancement and criticality to the company’s long-term success. Our current and historical process is to grant long-term incentive awards only twice during each fiscal year. The annual grant date, which generally includes the annual grants to all of the named executive officers, occurs on the date of the regularly scheduled meeting of the Board of Directors at the end of each August. The August meeting usually occurs two to three weeks after we announce earnings for the fourth fiscal quarter and full fiscal year. We also generally make an interim fiscal year grant on the date of the regularly scheduled meeting of the Board of Directors at the end of January, which covers grants made to executives hired or promoted since the August grant date. We do not have any process or practice to time the grant of equity awards in advance of our release of earnings or other material non-public information.

The following discussion of the named executive officers’ long-term incentives is presented in three groupings: fiscal year 2007 grants, fiscal year 2008 grants made after the end of fiscal year 2007 but before the publication of this proxy statement, and prior years’ grants that matured in fiscal year 2007.

Fiscal Years 2007 – 2009 Program

In fiscal year 2007, the 13 elected corporate officers at or above the Senior Vice President level, including all of the named executive officers, received one-half of their target long-term incentive value in the form of stock options and the other one-half in the form of performance share units (“PSUs”). PSUs represent the right to receive a specified number of shares of Sara Lee common stock if and to the extent predetermined performance targets are achieved. The grant price of all awards, including the stock options, was the closing price of Sara Lee common stock on the grant date. These awards are all considered performance-based and fully tax-deductible by the company under section 162(m) of the Internal Revenue Code.

The stock options that were granted on August 31, 2006 are non-qualified stock options with a ten-year term and will vest 100% on August 31, 2009. On September 5, 2006, Sara Lee spun off its branded apparel business into an independent publicly traded company named Hanesbrands Inc. In connection with the spin-off, the Compensation Committee adjusted the number of shares and the exercise price of all outstanding stock options so that the economic value of each award after the spin-off equaled the economic value of the award before the spin-off. As a result, the grant price, which is the price at which an executive may purchase one share of Sara Lee common stock during the ten-year term of the stock options granted on August 31, 2006, was adjusted from $16.63 per share, the closing price of Sara Lee common stock on the August 31, 2006 grant date, to $14.3165 per share.

PSUs are earned only if Sara Lee achieves certain levels of cumulative average compound diluted earnings per share growth relative to a peer group of companies over fiscal years 2007 through 2009, subject to certain adjustments. Depending upon Sara Lee’s results, payouts will range from 50% to 150% of the performance share units granted on August 31, 2006. If any of the performance share units are earned, they will then be converted to shares of Sara Lee common stock and distributed to the executives, net of taxes. The tables below show the peer companies used for computing results under this program and the payout grid based upon the possible range of results.

Peer Companies — Fiscal Years 2007 – 2009 Long-Term Incentive Program
Anheuser-Busch, Companies, Inc.	The Hershey Company
Campbell Soup Company	Hormel Foods Corp.
The Coca-Cola Co.	Kellogg Company
Colgate-Palmolive Company	Kraft Foods, Inc.
ConAgra Foods Inc.	Nestlé S.A.
General Mills, Inc.	PepsiCo Inc.
Group Danone	The Procter & Gamble Co.
H. J. Heinz Company	Unilever N.V.

Payout Grid — Fiscal Years 2007 – 2009 Long-Term Incentive Program
Sara Lee’s Percentile Rank Among the Peer Companies*	% of PSUs Paid*
100th percentile	150%
91st percentile	150%
81st percentile	150%
71st percentile	140%
61st percentile	121%
50th percentile	100%
44.5th percentile	89%
38th percentile	76%
31.5th percentile	63%
25th percentile	50%
<25th percentile	50%
* With results pro rated between percentiles

Through the close of the first performance year of the Fiscal Year 2007-2009 Long-Term Incentive program, the forecasted payout to participants is estimated to be 100% of the target payout opportunity. This is based upon an adjusted diluted earnings per share of $0.57 for fiscal year 2007, versus a $0.50 adjusted diluted earnings per share for fiscal year 2006.

Fiscal Years 2008 – 2010 Program

As previously mentioned, it is the company’s practice to grant its long-term incentive awards on the date of the regularly scheduled Board of Directors meeting each August. Consistent with that practice, the Compensation Committee granted awards on August 30, 2007, under Sara Lee’s fiscal year 2008 – 2010 long-term incentive program.

In fiscal year 2008, the 11 elected corporate officers at or above the Senior Vice President level, including all of the named executive officers except Mr. Nühn, received awards in the form of stock options and PSUs. Mr. Nühn did not receive any awards since he had already entered into a Termination Agreement with the company as a result of the restructuring of Sara Lee International (see page 42 of this proxy statement for details). Twenty-five percent of the target long-term incentive value was granted in the form of stock options and the other 75% in the form of PSUs. These awards are all considered performance-based and fully tax-deductible by the company under section 162(m) of the Internal Revenue Code.

The exercise price of the stock options was the closing price of Sara Lee common stock on the grant date of $16.49. The number of stock options and PSUs granted was based on the average closing price of Sara Lee common stock for the last 20 trading days ending June 30, 2007 of $17.645 per share. The stock options that were granted on August 30, 2007 are non-qualified stock options with a ten-year term and will vest 100% on August 31, 2010.

The PSUs will be earned only if the company achieves certain levels of total stockholder return, i.e., stock price appreciation plus reinvested dividends, relative to a group of peer companies, over fiscal years 2008 through 2010. Depending upon Sara Lee’s relative total stockholder return, payouts will range from 0% to 200% of the performance share units granted on August 30, 2007. The tables below show the peer companies used for computing results under this program (which are the same companies used in Sara Lee’s total stockholder return performance graph appearing in Sara Lee’s annual report and identified as the S&P Peer Composite (excluding Apparel) line) and the payout grid based upon the possible range of results.

Peer Companies — Fiscal Years 2008 – 2010 Long-Term Incentive Program
Campbell Soup Company	Kellogg Company
The Clorox Company	Kimberly — Clark Corp.
Colgate-Palmolive Company	Kraft Foods, Inc.
ConAgra Foods Inc.	McCormick & Company
Dean Foods Company	The Procter & Gamble Co.
General Mills, Inc.	Tyson Foods Inc.
H. J. Heinz Company	Wm. Wrigley Jr. Company
The Hershey Company

For each year of the performance period, the companies actually used for total stockholder return comparison purposes may differ from those shown above based on which companies Standard & Poor’s includes in the standardized industry indices used by Sara Lee for its performance graph.

Payout Grid — Fiscal Years 2008 – 2010 Long-Term Incentive Program
Sara Lee’s Percentile Rank Among the Peer Companies*	% of PSUs Paid*
100th percentile	200%
91st percentile	180%
81st percentile	160%
71st percentile	140%
61st percentile	120%
51st percentile	100%
44.5th percentile	80%
38th percentile	60%
31.5th percentile	40%
25th percentile	20%
<25th percentile	0%
* With results prorated between percentiles

This program provides the opportunity to earn up to one-third of the target number of PSUs at the end of each of the first two fiscal years within the three-year performance period, based upon the company’s total stockholder return at those annual, interim measurement dates. Any PSUs that are earned on an interim basis, based upon total stockholder return results for fiscal 2008, or for fiscal 2008 plus fiscal 2009, will not be distributed until the end of the three-year performance period in fiscal 2010. PSUs that are earned will then be converted to shares of Sara Lee common stock and distributed to executives net of taxes.

Sara Lee adopted this program design for its fiscal 2008-2010 long-term incentive program to further increase the program’s performance-based nature and align with stockholders’ interests in increased total stockholder returns.

Fiscal Years 2005 – 2007 Program

In fiscal year 2005, the 13 elected corporate officers at or above the Senior Vice President level, including all of the named executive officers except Mr. Fraleigh, received awards in the form of restricted stock units (“RSUs”) and PSUs. Mr. Fraleigh did not participate in this program because he joined Sara Lee in January 2007. One-half of the target long-term incentive value was granted in the form of RSUs and the other one-half in the form of PSUs. RSUs represent the right to receive a specified number of shares of Sara Lee common stock if the holder remains employed by Sara Lee through a specified date. The PSU awards are considered performance-based and fully tax-deductible by the company under section 162(m) of the Internal Revenue Code, while the RSUs are not.

The RSUs that were granted vested upon the executive’s continued service over the three-year period. One-third of the restricted stock units that were originally granted vested annually each August 31st until completely vested on August 31, 2007.

The PSUs that were granted would have been earned if the company had achieved certain levels of cumulative diluted earnings per share over fiscal years 2005 through 2007 and achieved certain levels of “Value

Added Earnings” in fiscal year 2007. Value Added Earnings is a measure of economic profit, whose basic formula is net operating profit, minus taxes and minus a charge for capital. Depending upon Sara Lee’s results, payouts could have ranged from 0% to 200% of the PSUs granted on August 26, 2004. Based upon the actual results for this three-year performance period, no payouts were made under this program and the PSUs were cancelled.

Executive Stock Ownership Requirements

One of the key objectives of our executive compensation program is alignment with the long-term interests of our stockholders. There is no better way to accomplish this than to ensure that executives are stockholders and have a significant financial interest in the company. Sara Lee has had some form of executive stock ownership program since 1991. The program currently applies to over 70 Sara Lee executives. The ownership requirements vary by the executive’s level and range from a minimum of 10,000 shares to a maximum of 400,000 for Ms. Barnes and 100,000 shares for the other named executive officers. When expressed as a function of salary, the requirements range from a low of approximately 75% to a high of approximately 640% of the executive’s salary, which is the case for Ms. Barnes. Executives have five years from the time they move into a given position to attain the required ownership level. Stock options and PSUs do not count towards meeting the program requirements. The Compensation Committee reviews program compliance annually, and all covered executives were in compliance as of the last review in January 2007.

Retirement and Other Benefit Programs

Sara Lee offers its executives and other salaried employees a comprehensive benefit package that is competitive in comparison to our peer companies, provides protection against catastrophic expenses and provides the opportunity to accumulate adequate retirement income. The benefits package includes both company-sponsored programs as well as voluntary programs in which employees may choose to participate. We periodically benchmark the competitiveness of the benefits program against our peers. It is Sara Lee’s objective to provide its executives with a benefits program that, in its aggregate value, approximates the median value of our peer group.

The benefit programs discussed in this section are only those provided to our named executive officers. Sara Lee, being a global organization, has employees in over forty countries and their benefit programs vary considerably based upon local law, competitive practice and social schemes. Mr. Nühn, one of the named executive officers, is a resident of The Netherlands and participates in the programs we sponsor in that country.

Retirement Programs

The retirement program in the United States for the named executive officers, excluding Mr. Nühn, consists of a defined benefit pension plan and a defined contribution 401(k) plan. The pension plan benefit is determined by the plan’s formula, which is based upon employees’ compensation and years of credited service. The formula is 1.75% times final average compensation times credited service, minus a social security offset. A maximum of 35 years of credited service is recognized under the plan and employees are fully vested in the pension plan after five years of service or at age 65, regardless of service. Under the 401(k) plan, Sara Lee currently contributes 2.73% of participants’ eligible pay with an additional 2.0% of company matching contributions that are contingent upon the employee also contributing to the 401(k) plan. Employees are always fully vested in their contributions to the 401(k) plan and fully vest in the company’s matching contributions after five years of service. Mr. Nühn participates in the Sara Lee International B.V. Pension Plan, which is a combination defined benefit/defined contribution plan. Sara Lee makes defined contributions to the Plan based on the participant’s age and the participant’s qualified earnings in excess of Euro 81,810 (approximately $110,113). Sara Lee’s contribution rate for Mr. Nühn in fiscal 2007 was 17.6% of qualified earnings in excess of Euro 81,810.

Sara Lee maintains supplemental retirement plans which allow those employees whose compensation exceeds thresholds established by the Internal Revenue Code for covered compensation and benefit levels to receive the same benefits they would have earned but for these limitations. These supplemental plans, in effect, make participants whole with those employees not impacted by these Internal Revenue Code limits. On rare occasions, additional benefits are provided under these plans, as in the case of Ms. Barnes. As part of the terms of her employment with the company, Ms. Barnes receives two years credit for each one year of actual credited service for purposes of vesting and benefit accrual under the retirement programs.

Mr. de Kool has been an expatriate from The Netherlands on assignment in the United States since 2002. While on assignment, he participates in the company’s retirement programs in the United States and is legally precluded from continued participation in the company’s Dutch retirement program while in the United States. In order to eliminate any lost benefits that might otherwise result from this assignment, the company has agreed that upon Mr. de Kool’s retirement, it will compare the benefits to be paid from both the U. S. and Dutch plans with those that he would have received under the Dutch program had he remained in this program for his entire period of employment with Sara Lee, recognizing his U.S.-based service and compensation, and pay from the supplemental retirement program any benefits that would have otherwise been lost.

More details on Ms. Barnes’ and Mr. de Kool’s retirement program participation are on page 38 of this proxy statement.

Healthcare Plan

The named executive officers participate in the same healthcare plans as other Sara Lee salaried executives.

Income Protection Plans

The named executive officers participate in a long-term disability program that can replace up to 75% of monthly base salary plus 50% of the prior 3-years’ average bonus up to a maximum monthly benefit of $41,667. The named executive officers also participate in a universal life insurance program that provides coverage, during active service, equal to three times the executive’s salary and then drops to one times salary upon retirement.

Perquisites

Sara Lee provides perquisites to its executives that are typical of those provided senior executives at peer companies and includes company-provided cars, financial counseling, club memberships and the use of the company’s aircraft for business and personal travel. Sara Lee requires its executives to reimburse it for the incremental cost of any personal use of the company’s aircraft, up to certain Federal Aviation Administration limits. This policy results in very limited personal use of the aircraft.

Deferred Compensation Plan

The company offers a deferred compensation plan that provide the U.S. named executive officers the ability to defer the taxation of salary, annual incentives and certain long-term incentives, not including stock option gains. The plan is non-qualified, not funded and provides two investment alternatives for compensation credited to the plan. Those alternatives are an interest credit account, with a crediting rate for fiscal year 2007 of 6.22% (which is set at the cost to Sara Lee of its issuing debt with a five-year maturity), and a Sara Lee common stock equivalent account. Sara Lee offers this plan to its executives as a competitive practice.

Severance and Change In Control Plans

Sara Lee’s Severance Plans for Corporate Officers provides benefits in the event an officer of the corporation is involuntarily separated from the company. Benefits under both plans are a function of the person’s level and service with a maximum severance period of 24 months. These programs are provided as a temporary source of income following an executive’s involuntary termination of employment and, in the case of the change in control, to also provide continuity of management during that event.

The Change in Control Plan contained in the Severance Plans for Corporate Officers was modified in 2006 by reducing the maximum severance payment to the top tier of executives covered by the plan from three times to two and one-half times the executive’s salary plus target annual incentive opportunity. Other changes that were made included the adoption of a “double trigger” requirement for the accelerated vesting of equity awards; meaning that both a change in control must occur and the executive’s employment must also be terminated before accelerated vesting occurs. The company also eliminated excise tax reimbursements and gross-ups on any change in control benefits.

Sara Lee’s Board of Directors has also adopted a policy requiring stockholder approval prior to entering into any severance arrangement with an Executive Officer that would provide benefits in an amount exceeding 2.99 times the executive’s salary and target bonus. These program changes were made in response to Sara Lee’s benchmarking studies and adopting best practices in this area.

Both of these plans are described beginning on page 40 of this proxy statement.

Termination Agreement with Adriaan Nühn

In connection with the restructuring of Sara Lee International, it was concluded that Adriaan Nühn would transition from his position as Chief Executive Officer of Sara Lee International. Accordingly, in June 2007, the Company and Sara Lee International entered into a Termination Agreement with Mr. Nühn and in July 2007, Mr. Nühn stepped down from his position as Chief Executive Officer of Sara Lee International. Mr. Nühn will, however, remain an employee of Sara Lee/DE N.V until December 31, 2007.

The Termination Agreement provides for certain payments, including a redundancy payment of EUR 3,201,665 (approximately $4.3 million) to be paid to Mr. Nühn. The amount of this redundancy payment was determined by reference to customary Dutch practice regarding severance payments for senior executives. Additional detail regarding the Termination Agreement is found on page 42 of this proxy statement under the caption “Termination Agreement with Adriaan Nühn.”

Program Administration

Role of the Compensation and Employee Benefits Committee

The Compensation Committee is responsible for the review and approval of all aspects of the company’s executive compensation program and makes all decisions regarding the compensation of Sara Lee’s executive officers. The Compensation Committee, in collaboration with the other independent directors, is responsible for, among its other duties, the following actions related to the Chief Executive Officer:

•	Review and approval of corporate incentive goals and objectives relevant to compensation

•	Evaluation of individual performance results in light of these goals and objectives

•	Evaluation of the competitiveness of the total compensation package

•	Approval of any changes to the total compensation package, including but not limited to salary, annual and long-term incentive award opportunities and payouts and retention programs

The Compensation Committee’s charter is posted on Sara Lee’s Web site at www.saralee.com on the “About Sara Lee” page under the link “Board of Directors–Committee Charters.”

Role of Chief Executive Officer in Compensation Decisions

Ms. Barnes, as the Chief Executive Officer, recommends to the Compensation Committee any compensation changes affecting the other named executive officers. Within the framework of the compensation programs approved by the Compensation Committee and based on management’s review of market competitive positions, each year Ms. Barnes recommends the level of base salary increase, reviews and approves the specific

Individual Objectives in the Annual Incentive Plan and recommends the long-term incentive grant value for the other named executive officers. Her recommendations are based upon her assessment of the individual officer’s performance, performance of the officer’s respective business or function, and employee retention considerations. The Compensation Committee reviews Ms. Barnes’ recommendations and must approve any compensation changes affecting officers of the corporation or executives whose salaries are currently above $349,000. Ms. Barnes does not play any role with respect to any matter impacting her own compensation.

Role of the Compensation Consultant

The Compensation Committee has retained Frederic W. Cook & Co. as its independent executive compensation consultant. The relationship between the Compensation Committee and Mr. Cook’s firm is described on page 7 of this proxy statement under “Corporate Governance.”

Tax and Accounting Information

The Internal Revenue Code contains a provision that limits the tax deductibility of certain compensation paid to the named executive officers. This provision disallows the deductibility of certain compensation in excess of $1,000,000 per year unless it is considered performance-based compensation under the tax code. We have adopted policies and practices that should ensure the maximum tax deduction possible under Section 162(m) of the tax code of Sara Lee’s annual incentive payments, stock options and performance share unit awards. However, we reserve the right with the concurrence of the Compensation Committee to forgo any or all of the tax deduction if we believe it to be in the best long-term interests of Sara Lee’s stockholders. The compensation paid to our named executive officers for fiscal year 2007 is expected to be almost entirely tax deductible, except for the service-based restricted stock units and related dividend equivalents that vest in fiscal year 2007 and $390,000 of Ms. Barnes’ annual incentive payment, which is described earlier in this section.

We account for our equity incentive grants under SFAS 123R and use the Black-Scholes option pricing formula for determining the “fair value” of our stock options at grant. During fiscal year 2007, we made no modification to equity grants that resulted in a remeasurement of expense under the accounting rules.

Compensation Committee Report

The Compensation and Employee Benefits Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on its review, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation and Employee Benefits Committee

Jonathan P. Ward, Chairperson, Virgis W. Colbert, James S. Crown,

Willie D. Davis, Cornelis J.A. van Lede

Summary Compensation Table and Narrative Disclosure

The narrative, table and footnotes below describe the total compensation paid for fiscal year 2007 to the “named executive officers,” who are Brenda C. Barnes (Sara Lee’s principal executive officer), Theo de Kool (Sara Lee’s principal financial officer), and the next three most highly compensated individuals who were serving as executive officers of Sara Lee on June 30, 2007, the last day of the fiscal year. The components of the total compensation reported in the Fiscal 2007 Summary Compensation Table are described below. For information on the role of each component within the total compensation package, see the description under the heading “Compensation Discussion and Analysis” beginning on page 16.

Salary — This column represents the base salary earned during the fiscal year, including any amounts invested by the named executives in Sara Lee’s 401(k) Plan.

Stock Awards — This column represents compensation expense recognized by Sara Lee for financial statement reporting purposes in fiscal 2007, computed in accordance with Financial Accounting Standard (FAS) 123R, with respect to the fair value of performance stock units (“PSUs”) granted in fiscal 2007, as well as compensation expense recognized for restricted stock units (“RSUs”) and PSUs granted in prior years that continue to be expensed under FAS 123R; however, the amounts exclude any forfeiture assumptions related to service-based vesting conditions, as prescribed by SEC rules. Under FAS 123R, compensation expense is calculated using the closing price of Sara Lee common stock on the date of grant and spread over the vesting period of the RSU or PSU. However, Sara Lee has accelerated recognition of compensation expense for RSUs held by each of Messrs. de Kool and Palmore because each is or shortly will be retirement eligible. PSUs represent the right to receive shares of Sara Lee common stock if and to the extent performance targets set by the Compensation Committee are achieved. RSUs represent the right to receive shares of Sara Lee common stock if the holder remains employed by Sara Lee through a specified vesting date. The amounts in the table reflect Sara Lee’s accounting expense for the RSUs and PSUs for fiscal 2007 and do not reflect the value actually realized by the named executives.

Option Awards — This column represents compensation expense recognized by Sara Lee in fiscal 2007, in accordance with FAS 123R, with respect to the fair value of options granted in fiscal 2007 and options granted in prior years that continue to be expensed under FAS 123R. Pursuant to SEC rules, these amounts exclude any forfeiture assumptions related to service-based vesting conditions. Options are the right to purchase shares of Sara Lee common stock at a specified price, over a specified term (usually ten years) following the grant date. The amounts in the table reflect Sara Lee’s accounting expense in fiscal 2007 for the options and do not reflect the value, if any, that ultimately may be realized by the named executive officers. For additional information on the valuation assumptions relating to the options, see the note on “Stock-Based Compensation” to Sara Lee’s consolidated financial statements contained in its annual report on Form 10-K for the fiscal year in which the option was granted.

Non-Equity Incentive Plan Compensation — This column represents cash bonuses earned by the named executives for fiscal 2007 under Sara Lee’s Annual Incentive Plan.

Change In Pension Value and Nonqualified Deferred Compensation Earnings — This column represents the actuarial increase during fiscal year 2007 in the pension value for the plans in which each named executive participates. Sara Lee does not pay above market rates or preferential rates under its non-qualified deferred compensation plans. A description of Sara Lee’s pension benefits is contained under the heading “Pension Benefits” on page 38.

All Other Compensation — This column represents all other compensation for fiscal 2007 not reported in the previous columns, such as Sara Lee’s contributions to 401(k) plans, payment of insurance premiums, reimbursement of certain tax expenses and the costs to Sara Lee of providing certain perquisites and benefits.

Fiscal 2007 Summary Compensation Table

Name and Principal Position	Salary ($) (1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (2)	Total ($)
Brenda C. Barnes Chairman and Chief Executive Officer	1,000,000	1,721,364	3,391,789	1,761,610	578,102	239,529	8,692,394
L.M. (Theo) de Kool Executive Vice President, Chief Financial and Administrative Officer	780,000	1,343,109	438,016	1,086,629	255,421	734,056	4,637,231
Adriaan Nühn Executive Vice President; Chief Executive Officer, Sara Lee International	658,713	761,742	434,956	873,852	100,901	209,100	3,039,264
Roderick A. Palmore Executive Vice President, General Counsel and Secretary	582,000	1,000,484	352,624	685,580	343,645	120,852	3,085,185
Christopher J. Fraleigh Executive Vice President; Chief Executive Officer, Sara Lee Food and Beverage	474,583	370,525	377,900	704,375	87,434	99,271	2,114,088

(1)	In July 2007, Mr. Nühn transitioned from his position as Chief Executive Officer, Sara Lee International, although he will remain employed by Sara Lee through December 2007. See “Potential Payments Upon Termination or Change in Control Table” for a description of his termination agreement. All of the amounts in the table above for Mr. Nühn, except for Stock Awards and Option Awards, were denominated in Euros and converted to U.S. dollars at the rate of 1 Euro = 1.34596 U.S. dollars, the currency exchange rate as of June 29, 2007.
(2)	Amounts shown in the “All Other Compensation” column include the following:

Name	Expatriate Payments (a)	Company Contributions to Defined Contribution Plans (b)	Company Paid Life Insurance Premiums	Personal Use of Corporate Automobile (c)	Personal Use of Corporate Aircraft (d)	Financial Counseling	Other (e)	Total (f)
Brenda C. Barnes	—	101,548	47,174	48,052	41,868	—	887	239,529
L.M. (Theo) de Kool	568,174	74,993	31,768	27,322	—	30,330	1,469	734,056
Adriaan Nühn	—	134,908	—	36,138	—	22,681	15,373	209,100
Roderick A. Palmore	—	52,427	22,791	32,391	—	10,177	3,066	120,852
Christopher J. Fraleigh	—	51,665	14,961	26,156	—	6,366	123	99,271

(a)	Represents expatriate-related expenses paid for Mr. de Kool, consisting of (i) $214,076 for payment of costs associated with relocation from The Netherlands, company-provided housing in the United States, cost-of-living differential and annual home leave, (ii) $150,000 that Sara Lee paid in fiscal 2007 to reimburse Mr. de Kool for the actual costs of certain improvements he made to the company-owned residence he occupied from 2002 to 2007, and (iii) $204,098 of tax payments paid by Sara Lee for Mr. de Kool relating to these expatriate-related expenses to reduce double taxation. Sara Lee’s Expatriate Policy applicable to employees who are assigned to work locations outside their home countries provides that if an employee retains a residence in their home country, Sara Lee will provide housing in the host country. Since Mr. de Kool maintains the full costs of his residence in his home country (The Netherlands), he resided in company-owned housing in Illinois from 2002 to 2007 for which Sara Lee paid all expenses. Sara Lee calculated the incremental cost for this housing on the basis of the estimated rental value of the house plus actual housing expenses. During fiscal year 2007, Mr. de Kool moved out of the company-owned housing and purchased a residence in Illinois. Sara Lee pays Mr. de Kool a monthly housing allowance intended to cover the actual cost of mortgage payments, property tax, and insurance, maintenance and utility expenses on this home.
(b)

Represents Sara Lee’s matching and company contributions to the 401(k) Plan and 401(k) SERP in which all of the named executive officers, except Mr. Nühn, participate. The named executive officers may contribute a portion of their compensation to the 401(k) Plan on a pre-tax basis and receive a matching employer contribution of up to a maximum of 2.73% of their eligible compensation. In addition, the named executive officers are eligible to receive an employer contribution of up to an additional 2% of their eligible compensation. To the extent the named executive officer’s compensation exceeds certain thresholds established by the Internal Revenue Code, Sara Lee’s contributions are made into the 401(k) SERP. Also represents Sara Lee’s contributions to the Sara Lee International B.V. Pension Plan on behalf of Mr. Nühn. The Sara Lee International B.V. Pension Plan is a combination defined benefit/defined contribution plan in which defined contributions made based on the participant’s age and apply to qualified earnings in excess of Euro 81,810 (approximately $110,113). Sara Lee’s contribution rate for Mr. Nühn was 17.6% of qualified earnings in excess of Euro 81,810.
(c)	Represents the costs of providing an automobile for the named executive officer’s personal use, plus related maintenance and use costs paid by Sara Lee. Generally, Sara Lee leases an automobile for use by the executive, and the cost reported in the table includes Sara Lee’s annual lease expense; however, if Sara Lee purchases an automobile for use by an executive, the cost reported in the table includes Sara Lee’s annual expense for depreciating the purchase price of that automobile. Sara Lee depreciates owned automobiles over 50 months. Also includes the costs of providing a company-owned car and driver to Ms. Barnes for commuting and personal use.
(d)	Represents the incremental cost to Sara Lee for personal use of corporate aircraft by Ms. Barnes. Executive officers are required to reimburse Sara Lee for the incremental costs of their personal use of corporate aircraft; however, if an executive uses corporate aircraft to attend a meeting of another company’s board of directors, the executive has fulfilled his or her reimbursement obligation if the other company reimburses Sara Lee in an amount equal to the cost of a first-class ticket for an equivalent commercial flight. FAA rules limit the amount of reimbursement Sara Lee can accept for each flight to two times the cost of fuel plus direct flight expenses. As a result, an executive officer may be precluded from reimbursing Sara Lee for the full incremental costs associated with certain personal flights. The amount reported in this column equals the excess of Sara Lee’s aggregate incremental cost for Ms. Barnes’ flights over the amount of reimbursement received by Sara Lee. All of Ms. Barnes’ flights except one were related to her attendance at meetings of the boards of directors of other companies on which Ms. Barnes serves as a director.
(e)	Includes a representation allowance for personal expenses incurred by Mr. Nühn in his position with Sara Lee International; the cost for spouse-related travel and entertainment expenses when spouses are invited to attend a business function, such as a Board dinner or a senior management retreat, for Ms. Barnes and Messrs. de Kool, Nühn and Fraleigh; an amount paid by Sara Lee toward the annual dues for a luncheon club for Mr. Palmore (up to $2,000 annually), with Mr. Palmore reimbursing Sara Lee for all personal expenses; and interest on dividend equivalents paid on RSUs that vested during fiscal year 2007, which interest was not included in Sara Lee’s FAS 123R valuation, for Messrs. de Kool, Nühn and Palmore. RSUs accrue dividend equivalents and, for RSUs granted prior to fiscal 2005, also earn interest on accrued dividend equivalents. RSUs granted after fiscal 2004 do not earn interest on dividend accruals.
(f)	The table does not include any amounts for the following perquisites because no incremental costs were incurred in fiscal 2007: Sara Lee purchases season tickets to sporting and entertainment events for business outings with customers and vendors. If the tickets are not being used for business purposes, the named executives and other employees may have opportunities to use these tickets. In addition, each of the named executives, except Mr. Nühn, automatically participates in Sara Lee’s Key Executive Long-Term Disability Plan. This Plan is self-insured by Sara Lee, so Sara Lee will not incur any incremental costs for this benefit unless a payment is triggered.

Employment and Retirement Agreements

Generally, Sara Lee does not enter into employment agreements with its executive officers, except with respect to expatriate assignments or if advisable under local law or custom. For that reason, Adriaan Nühn has employment agreements with Sara Lee and Sara Lee International B.V., a Dutch subsidiary of Sara Lee. Under the agreements, Mr. Nühn currently receives an annual base salary of Euro 489,400 (approximately $658,713). Mr. Nühn also participates in Sara Lee’s annual short-term incentive plans, long-term incentive plans and other employee benefit plans on a basis commensurate with other officers of Sara Lee. Mr. Nühn has signed a termination agreement pursuant to which his employment agreements will end on January 1, 2008. See “Termination Agreement With Adriaan Nühn” on page 42 for a description of his Termination Agreement.

Grants of Plan-Based Awards In Fiscal Year 2007 Table and Narrative Disclosure

During fiscal year 2007, the named executive officers received three types of plan-based awards:

Annual Incentive Plan — Sara Lee’s Annual Incentive Plan (“AIP”) is an incentive plan based on achieving pre-established annual operating income, sales, cash flow, and individual objectives performance targets. Awards under the AIP are paid in cash. For details of this plan, see description beginning on page 19 of the “Compensation Discussion and Analysis.”

Options — These non-qualified options were granted on August 31, 2006 under Sara Lee’s 1998 Long-Term Incentive Plan. Each option vests in full on the third anniversary of the grant date, remains exercisable for 10 years, and has an exercise price equal to the closing stock price on the grant date.

Performance Stock Units — These awards were granted on August 31, 2006 under the Executive Management Long-Term Incentive Program of Sara Lee’s 1998 Long-Term Incentive Plan. Performance stock units (“PSUs”) represent the right to receive a specified number of shares of Sara Lee common stock if and to the extent the PSUs vest. Half of the PSUs will vest on August 31, 2009, based solely on continued employment with Sara Lee, and the remaining 50% of the PSUs will vest on August 31, 2009 if and to the extent the predetermined performance target has been achieved. The performance target is Sara Lee’s cumulative earnings-per-share growth over a three-year performance period relative to the cumulative earnings-per-share growth of specified peer companies over the same three-year period. Based upon Sara Lee’s performance relative to the specified peers, participants may earn up to 150% of the total number of PSUs originally granted. Upon vesting, the PSUs are converted into shares of Sara Lee common stock.

Grants of Plan-Based Awards In Fiscal Year 2007 Table

Name	Grant Type	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2) (3)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3) (4)	All Other Option Awards: Number of Securities Underlying Options (#) (3) (5)	Exercise or Base Price of Option Awards ($/Sh) (3)	Grant Date Fair Value of Stock and Option Awards ($) (6)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Brenda C. Barnes	AIP	—	0	2,000,000	3,000,000
	Options	8/31/2006								871,200	14.3165	2,795,484
	PSUs	8/31/2006				0	116,160	232,320	116,160			3,326,000
L.M. (Theo) de Kool	AIP	—	0	1,170,000	1,755,000
	Options	8/31/2006								157,931	14.3165	506,765
	PSUs	8/31/2006				0	23,225	46,450	23,225			665,000
Adriaan Nühn	AIP	—	0	889,262	1,350,361
	Options	8/31/2006								160,307	14.3165	514,389
	PSUs	8/31/2006				0	23,575	47,150	23,574			675,000
Roderick A. Palmore	AIP	—	0	756,600	1,134,900
	Options	8/31/2006								130,620	14.3165	419,130
	PSUs	8/31/2006				0	19,209	38,418	19,208			550,000
Christopher J. Fraleigh	AIP	—	0	613,563	932,208
	Options	8/31/2006								148,432	14.3165	476,285
	PSUs	8/31/2006				0	21,828	43,656	21,828			625,000

(1)	These columns consist of awards under the AIP for fiscal 2007, only. “Threshold” column represents the minimum amount payable when threshold performance is met. The “Target” column represents the amount payable if the specified performance targets are reached. The “Maximum” column represents the maximum payable possible under the plan. See the “Fiscal 2007 Summary Compensation Table” for actual amounts paid under the fiscal 2007 AIP.
(2)	These columns contain the performance-based portion of the PSU grants, only. The “Threshold” column represents the minimum amount payable when threshold performance is met. If performance is at or below the threshold performance, no amount is paid. The “Target” column represents the amount payable if the specified EPS growth performance target relative to peers is reached. The “Maximum” column represents the maximum payout possible under the plan, which is achieved if Sara Lee’s three-year EPS growth exceeds the three-year EPS growth of 75% of the peer companies.
(3)	On September 5, 2006, Sara Lee spun off its branded apparel business into an independent publicly-traded company named Hanesbrands Inc. In connection with the spin-off, Sara Lee’s Compensation and Employee Benefits Committee adjusted the number of shares and the exercise price, if applicable, of all outstanding options, PSUs and RSUs by a factor of 1.1616 so that the economic value of each outstanding award after the spin-off was equivalent to the economic value of that award before the spin-off. The number of shares and the exercise price of options, RSUs and PSUs reported in the table reflect these adjustments.
(4)	This column contains the service-based portion of the PSU grants only and represents the number of shares under the PSU that will vest on August 31, 2009 if the named executive officer remains employed by Sara Lee on that date.
(5)	The exercise price of each option is equal to the closing market price of Sara Lee common stock on the grant date, August 31, 2006, adjusted as described in note 3 above.
(6)	Represents the grant date fair value in accordance with FAS 123R, but excludes any forfeiture assumptions related to service-based vesting conditions, as prescribed by SEC rules.

Outstanding Equity Awards at 2007 Fiscal Year-End

The table below provides information on the named executive officer’s outstanding equity awards as of June 30, 2007. The equity awards in the table consist of options, and also restricted stock units (“RSUs”) and performance stock units (“PSUs”), which are reported in the “Stock Award” columns. In connection with the Hanesbrands Inc. spin-off on September 5, 2006, the number of shares and the exercise price, if applicable, of all outstanding options, PSUs and RSUs were adjusted so that the economic value of each outstanding award after the spin-off was equivalent to the economic value of that award before the spin-off. In addition, due to the timing of the Hanesbrands Inc. spin-off, the vesting of RSUs originally scheduled to vest on August 31, 2006 was accelerated to August 17, 2006. The information in the table below reflects these adjustments. Following are descriptions of several columns in the table below:

Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) — Represents performance-based options that will vest if and to the extent predetermined performance targets are achieved. Amount represents the value that would be earned if “threshold” performance targets were achieved.

Value of Underlying Unexercised In-The-Money Options at Fiscal Year End ($) — This column represents the in-the-money value of all unexercised options based on the price per share of Sara Lee’s common stock of $17.40, the closing market price on June 29, 2007. An option is in-the-money if the market price of Sara Lee common stock is greater than the exercise price. The actual value of the award realized by the named executive, if any, will depend on the price of Sara Lee common stock at the time of exercise.

Market Value of Shares Or Units of Stock That Have Not Vested ($) — This column represents the market value of the unvested RSUs or PSUs based on the price per share of Sara Lee’s common stock of $17.40, the closing market price on June 29, 2007. This column contains the service-based portion of the RSUs and PSUs, only.

Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) — Represents PSUs that will vest if and to the extent predetermined performance targets are achieved. Amount represents the value that would be earned if “threshold” performance targets were achieved. However, the amounts reported for the August 31, 2006 grants in this column represent the value that would be earned if “target” performance targets were achieved based on actual performance at the end of fiscal 2007, the first year of the three-year performance cycle.

Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) — This column represents the market value of the unvested and unearned PSUs based on the price per share of Sara Lee’s common stock of $17.40, the closing market price on June 29, 2007. These columns contain only the performance-based portion of the PSUs.

Outstanding Equity Awards at 2007 Fiscal Year-End Table

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Value of Underlying Unexercised In-The-Money Options at Fiscal Year End ($)	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares Or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Brenda C. Barnes	5/3/2004(1)	298,879	—	—	20.0758	5/3/2014	—	8/26/2004(1)	20,746	360,980	—	—
	5/3/2005(1)	193,600	96,800	—	18.6252	5/3/2015	—	8/26/2004(4)	—	—	—	—
	8/25/2005(1)	271,040	542,080	—	16.8216	8/25/2015	470,309	5/3/2005(1)	32,267	561,446	—	—
	8/25/2005(2)	—	0	290,400	16.8216	8/25/2015	167,967	8/25/2005(1)	66,521	1,157,465	—	—
	8/31/2006(3)	—	871,200	—	14.3165	8/31/2016	2,686,345	8/31/2006(5)	116,160	2,021,184	116,160	2,021,184
TOTAL		763,519	1,510,080	290,400			3,324,621		235,694	4,101,076	116,160	2,021,184
L.M. (Theo) de Kool	8/26/1999(1)	38,390	—	—	19.5044	8/26/2009	—	8/29/2002(8)	17,424	303,178	—	—
	8/26/1999(1)	10,686	—	—	19.5044	8/26/2009	—	8/26/2004(1)	10,373	180,490	—	—
	8/30/2001(1)	54,479	—	—	18.8318	8/30/2011	—	8/26/2004(4)	—	—	—	—
	8/30/2001(1)	15,216	—	—	18.8318	8/30/2011	—	2/9/2005(8)	91,165	1,586,271	—	—
	1/31/2002(1)	17,424	—	—	18.1173	1/31/2012	—	2/9/2005(9)	15,133	263,314	76,031	1,322,939
	8/13/2002(6)	11,616	—	—	17.9967	8/12/2007	—	8/25/2005(1)	26,355	458,577	—	—
	8/27/2002(6)	708	—	—	17.9838	8/27/2007	—	8/31/2006(5)	23,225	404,115	23,225	404,115
	8/28/2002(6)	83,650	—	—	17.6739	8/28/2012	—		—	—	—	—
	8/29/2002(1)	17,424	—	—	15.9607	8/29/2012	25,078		—	—	—	—
	10/29/2002(7)	30,268	—	—	19.6109	4/27/2010	—		—	—	—	—
	6/10/2003(6)	58,080	—	—	21.1045	6/10/2008	—		—	—	—	—
	6/16/2003(6)	10,164	—	—	21.1045	6/16/2008	—		—	—	—	—
	9/2/2003(6)	6,969	—	—	20.6870	8/27/2008	—		—	—	—	—
	1/23/2004(7)	8,433	—	—	17.5232	8/29/2012	—		—	—	—	—
	6/7/2004(7)	41,546	—	—	19.9595	8/28/2007	—		—	—	—	—
	9/7/2004(7)	20,548	—	—	19.5808	4/27/2010	—		—	—	—	—
	9/7/2004(7)	15,779	—	—	19.5808	8/29/2012	—		—	—	—	—
	12/9/2004(7)	12,953	—	—	20.0801	4/27/2010	—		—	—	—	—
	12/9/2004(7)	12,087	—	—	20.0801	4/27/2010	—		—	—	—	—
	12/9/2004(7)	6,168	—	—	20.0801	4/27/2010	—		—	—	—	—
	12/9/2004(7)	6,903	—	—	20.0801	6/29/2010	—		—	—	—	—
	12/9/2004(7)	1,886	—	—	20.0801	6/29/2010	—		—	—	—	—
	12/9/2004(7)	7,769	—	—	20.0801	8/29/2012	—		—	—	—	—
	8/25/2005(1)	44,803	89,606	—	16.8216	8/25/2015	77,742		—	—	—	—
	8/31/2006(3)	0	157,931	—	14.3165	8/31/2016	486,980		—	—	—	—
TOTAL		533,949	247,537	—			589,801		183,675	3,195,945	99,256	1,727,054

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Value of Underlying Unexercised In-The-Money Options at Fiscal Year End ($)	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares Or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Adriaan Nühn	8/26/1999(1)	19,166	—	—	19.5044	8/26/2009	—	8/26/2004(1)	9,128	158,827	—	—
	8/30/2001(1)	77,362	—	—	18.8318	8/30/2011	—	8/26/2004(4)	—	—	—	—
	8/30/2001(1)	21,373	—	—	18.8318	8/30/2011	—	1/27/2005(3)	30,996	539,330	—	—
	2/20/2002(7)	42,029	—	—	18.3497	4/27/2010	—	8/25/2005(1)	24,770	430,998	—	—
	2/20/2002(7)	11,156	—	—	18.3497	4/27/2010	—	8/31/2006(5)	23,574	410,188	23,575	410,205
	8/27/2002(6)	562	—	—	17.9838	8/27/2007	—		—	—	—	—
	8/27/2002(6)	155	—	—	17.9838	8/27/2007	—		—	—	—	—
	8/28/2002(6)	57,406	—	—	17.6739	8/28/2007	—		—	—	—	—
	8/28/2002(6)	40,349	—	—	17.6739	8/28/2007	—		—	—	—	—
	8/29/2002(1)	11,230	—	—	15.9607	8/29/2012	16,163		—	—	—	—
	8/29/2002(1)	4,259	—	—	15.9607	8/29/2012	6,130		—	—	—	—
	10/10/2002(7)	32,735	—	—	18.5864	4/27/2010	—		—	—	—	—
	10/10/2002(7)	8,670	—	—	18.5864	4/27/2010	—		—	—	—	—
	10/10/2002(7)	9,077	—	—	18.5864	4/27/2010	—		—	—	—	—
	10/10/2002(7)	2,404	—	—	18.5864	4/27/2010	—		—	—	—	—
	1/30/2003(1)	5,808	—	—	16.7054	1/30/2013	4,034		—	—	—	—
	6/10/2003(6)	59,854	—	—	21.1045	6/10/2008	—		—	—	—	—
	6/10/2003(6)	33,073	—	—	21.1045	6/10/2008	—		—	—	—	—
	6/16/2003(6)	7,855	—	—	21.1045	6/16/2008	—		—	—	—	—
	6/16/2003(6)	4,340	—	—	21.1045	6/16/2008	—		—	—	—	—
	2/2/2004(7)	41,848	—	—	18.2722	4/27/2010	—		—	—	—	—
	2/2/2004(7)	10,548	—	—	18.2722	8/29/2012	—		—	—	—	—
	2/2/2004(7)	11,282	—	—	18.2722	4/27/2010	—		—	—	—	—
	2/2/2004(7)	3,926	—	—	18.2722	8/29/2012	—		—	—	—	—
	6/9/2004(7)	16,337	—	—	20.0413	8/26/2009	—		—	—	—	—
	11/4/2004(7)	64,558	—	—	19.9811	8/28/2007	—		—	—	—	—
	11/4/2004(7)	10,047	—	—	19.9811	8/29/2012	—		—	—	—	—
	11/4/2004(7)	3,808	—	—	19.9811	8/29/2012	—		—	—	—	—
	12/14/2004(7)	18,331	—	—	20.7989	8/28/2007	—		—	—	—	—
	1/27/2005(6)	69,115	—	—	19.7443	8/26/2009	—		—	—	—	—
	1/27/2005(6)	9,433	—	—	26.8896	8/26/2009	—		—	—	—	—
	1/27/2005(6)	5,212	—	—	26.8896	8/26/2009	—		—	—	—	—
	8/25/2005(1)	42,109	84,216	—	16.8216	8/25/2015	73,066		—	—	—	—
	8/31/2006(3)	0	160,307	—	14.3165	8/31/2016	494,307		—	—	—	—
TOTAL		755,417	244,523	0			593,701		88,468	1,539,343	23,575	410,205

	Option Awards								Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Value of Underlying Unexercised In-The-Money Options at Fiscal Year End ($)	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares Or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Roderick A. Palmore	8/28/1997(1)	16,360	—	—	17.6739	8/28/2007	—	8/26/2004(1)	7,884	137,182	—	—
	8/27/1998(1)	41,817	—	—	20.6870	8/27/2008	—	8/26/2004(4)	—	—	—	—
	8/26/1999(1)	62,726	—	—	19.5044	8/26/2009	—	1/27/2005(3)	57,028	992,287	—	—
	11/29/2001(7)	8,246	—	—	18.9480	8/28/2007	—	8/25/2005(1)	19,816	344,798	—	—
	8/29/2002(1)	11,616	—	—	15.9607	8/29/2012	16,719	8/31/2006(5)	19,208	334,219	19,209	334,237
	10/29/2002(7)	14,924	—	—	19.6109	4/27/2010	—		—	—	—	—
	11/12/2004(7)	49,687	—	—	20.8333	8/28/2007	—		—	—	—	—
	11/12/2004(7)	9,972	—	—	20.8333	8/29/2012	—		—	—	—	—
	8/25/2005(1)	33,686	67,374	—	16.8216	8/25/2015	58,453		—	—	—	—
	8/31/2006(3)	—	130,620	—	14.3165	8/31/2016	402,767		—	—	—	—
TOTAL		249,034	197,994	0			477,939		103,936	1,808,486	19,209	334,237
Christopher J. Fraleigh	8/25/2005(1)	30,318	60,636	—	16.8216	8/25/2015	52,608	1/27/2005(3)	10,129	176,245	—	—
	8/31/2006(3)	—	148,432	—	14.3165	8/31/2016	457,690	1/27/2005(10)	2,532	44,057	—	—
								1/27/2005(4)	—	—	—	—
								8/25/2005(1)	17,834	310,312	—	—
								8/31/2006(5)	21,828	379,807	21,828	379,807
TOTAL		30,318	209,068	0			510,298		52,323	910,420	21,828	379,807

(1)	Grant vests over three years in equal annual installments.
(2)	Option grant does not become exercisable until both time vesting and performance vesting criteria have been fulfilled. Under the performance vesting criteria, no portion of the option may be exercised unless and until the trading price of Sara Lee’s common stock has reached or exceeded $23.55 per share, which is 140% of the fair market value of Sara Lee common stock on the date of grant. Under the time vesting criteria, the option vests over three years in equal annual installments. If the performance vesting criteria have been fulfilled, the option may be exercised to the extent the option has vested under the time vesting criteria as of the date of exercise.
(3)	Grant vests on the third anniversary of the grant date.
(4)	Grant was scheduled to vest on 8/31/2007 to the extent performance targets under the FY05-07 Long-Term Incentive Plan were met. At its meeting on August 30, 2007, the Compensation and Employee Benefits Committee determined that threshold performance targets had not been achieved and these grants were forfeited.
(5)	The amounts in the “Number of Shares or Units of Stock That Have Not Vested” column will vest on 8/31/2009 if the executive officer is employed with Sara Lee on that date. The amounts in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column will vest based on Sara Lee achieving the target cumulative diluted EPS performance goals, which is the performance level at which Sara Lee was tracking based on performance at the end of fiscal year 2007. Final cumulative diluted EPS performance goals will not be determined until the end of the three-year performance cycle, and the payout of this award could range from 0% to 200% of the PSUs that are contingent upon the cumulative diluted EPS performance conditions.
(6)	This is a restoration option grant that was fully vested and exercisable at the time of grant. A restoration option, which was granted when an employee used currently-owned shares of Sara Lee common stock to exercise a stock option, was subject to the same terms and conditions as the original option it replaced, except that the restoration option’s exercise price was equal to the market value of Sara Lee’s common stock on the date the restoration option was granted. Sara Lee eliminated the restoration option feature from its option program in fiscal 2005.
(7)	This is a restoration option grant that vested six months after the grant date.
(8)	Grant vests on the fifth anniversary of the grant date.
(9)	RSU grant will vest on the fifth anniversary of the grant date based on the Compensation and Employee Benefit Committee’s assessment regarding the achievement of predetermined “Transformation Initiatives” (i.e., performance measures). As of 6/30/2007, one of the performance measures had been achieved. The amounts in the “Number of Shares or Units of Stock That Have Not Vested” column represent the portion of the grant already earned, and the amounts in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column represent the portion that could be earned if the remaining Transformation Initiatives are achieved.
(10)	Grant vests in equal installments on 8/31/2005, 8/17/2006 and 8/31/2007.

Option Exercises and Stock Vested In Fiscal Year 2007

The table below provides information on the named executive officer’s stock awards that vested from July 2, 2006 through June 30, 2007. During fiscal year 2007, none of the named executives exercised options.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Brenda C. Barnes	—	—	139,453	2,090,967
L.M. (Theo) de Kool	—	—	29,358	425,738
Adriaan Nühn	—	—	28,094	407,408
Roderick A. Palmore	—	—	25,535	370,298
Christopher J. Fraleigh	—	—	11,449	166,029

(1)	Represents the pre-tax value realized on stock awards that vested during the fiscal year, computed by multiplying the number of shares acquired on vesting by the closing price of Sara Lee common stock on the vesting date. In addition to the value realized, the named executives also received accrued dividend equivalents on the shares acquired on vesting. Dividend equivalents are accrued at the same rate as dividends paid to all stockholders. For RSUs that vested in fiscal 2007 that were granted prior to fiscal 2005, the table also includes interest earned on accrued dividend equivalents.

Pension Benefits

The following narrative and tables provide information on the defined benefit retirement plans in which the named executive officers participate.

The named executive officers domiciled in the U.S. participate in the Sara Lee Corporation Salaried Pension Plan (“Pension Plan”) and the Sara Lee Corporation Pension Supplemental Executive Retirement Plan (“Pension SERP”). The Pension Plan is a defined benefit plan intended to provide tax qualified retirement benefits to employees; however, the Internal Revenue Code limits the amount of compensation that can be used to annually accrue benefits under, and imposes certain non-discrimination requirements that may limit participation by the named executive officers in, Sara Lee’s tax qualified plans. The Pension SERP, which is a nonqualified defined benefit plan, is intended to provide to the named executive officers the same benefits that they would earn under the Pension Plan if these restrictions did not apply. Normal retirement age is 65 under both the Pension Plan and Pension SERP and the compensation covered under both plans is based on an employee’s average annual salary and cash bonus for the highest five consecutive years in the last ten years. Amounts payable under the pension program are computed on the basis of a straight-life annuity. In accordance with the terms of her employment with Sara Lee, Ms. Barnes receives two years credit for each one year of actual credited service for purposes of vesting and benefit accrual under the retirement programs. This additional benefit is provided entirely through the nonqualified Pension SERP. As of March 31, 2007, the most recent measurement date, Ms. Barnes had 1.5 years of credited service under the qualified U.S. pension plan and 5.5 years of credited service under the Pension SERP. At the end of fiscal 2007, Mr. Palmore was the only named executive officer who was eligible for early retirement because he met the requirements of age 55 and at least ten years of service. Early retirees are eligible for unreduced benefits at age 62; however, a 5% per year reduction factor applies to benefits commencing prior to age 62.

Mr. Nühn and Mr. de Kool participate in the Sara Lee International B.V. Pension Plan (“Dutch Pension Plan”). The Dutch Pension Plan is a combination defined benefit/defined contribution plan. Defined benefits apply to qualified earnings up to Euro 81,810 (approximately $110,113) and defined contributions apply to qualified earnings in excess of this amount. Normal retirement age under the Dutch Pension Plan is 65 and pension benefits payable under the Dutch Pension Plan are based on an employee’s career average annual base salary and assumed bonus of 33% of base salary. Benefits are computed on the basis of a straight-life annuity.

Pension Benefits In Fiscal Year 2007 Table

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefits ($)(2)	Payments During Last Fiscal Year ($)
Brenda C. Barnes	Sara Lee Pension Plan	1.5	35,766	—
	Sara Lee Pension SERP	5.5	1,255,058	—
L.M. (Theo) de Kool (3)	Sara Lee Pension Plan	4.0	95,147	—
	Sara Lee Pension SERP	5.25	666,289	—
	Sara Lee International B.V. Pension Plan	9.0	1,508,015	—
Adriaan Nühn	Sara Lee International B.V. Pension Plan	16.58	2,775,857	—
Roderick A. Palmore	Sara Lee Pension Plan	9.75	242,452	—
	Sara Lee Pension SERP	11.0	1,213,690	—
Christopher J. Fraleigh	Sara Lee Pension Plan	.917	12,210	—
	Sara Lee Pension SERP	2.17	153,562	—

(1)	As a result of Internal Revenue Code compensation limits and non-discrimination requirements applicable to qualified retirement plans, all of the named executive officers (except Adriaan Nühn) ceased to accrue credited service and additional benefits in the Sara Lee Pension Plan as of January 1, 2006. Beginning in January 2006, each such named executive officer accrues credited service and additional benefits only in the Sara Lee Pension SERP. Accordingly, the number of years of credited service under the Sara Lee Pension Plan in the table above relates solely to active service prior to January 2006.
(2)	The following assumptions were used in the calculations:

Assumption	Netherlands	U.S.
Discount Rate	5.00%	6.00%
Indexation Rate	1.83%	N/A
Mortality	Gender-specific RP2000 table projected for generational improvements with a white-collar adjustment
Currency Conversion Rate	Euro 1 = U.S.$1.34596

(3)	Mr. de Kool currently participates in the U.S. pension plan and also has prior non-U.S. service credited under the pension plan of Sara Lee International B.V., a Dutch subsidiary of Sara Lee. As of March 31, 2007, the measurement date, Mr. de Kool had 4 years of credited service under the qualified U.S. pension plan, 5.25 years of credited service under the U.S. Pension SERP and 9 years of credited service under the Dutch pension plan. Due to his participation in the U.S. plans, Mr. de Kool’s participation in the Dutch plan is frozen, which means he does not accrue additional benefits under that plan. Mr. de Kool’s annual normal retirement pension is Euro 62,574 (approximately $84,222) under the Dutch pension plan. Mr. de Kool is eligible to participate in Sara Lee’s U.S. pension plans because he is on expatriate assignment in the U.S.; however, under his expatriate arrangement, if Mr. de Kool would have accrued a higher level of benefits under the Dutch programs than he actually accrues under the U.S. retirement programs, then Sara Lee has agreed to fund the difference in benefits at retirement through the U.S. Pension SERP. To date, Mr. de Kool’s actual benefits accruals in the U.S. retirement programs are greater than the benefits he would have earned under the Dutch programs.

Nonqualified Deferred Compensation In Fiscal Year 2007

The following narrative and table provide information on the nonqualified deferred compensation plans in which the named executive officers participate. The named executive officers domiciled in the U.S. participate in the Sara Lee Corporation 401(k) Supplemental Executive Retirement Plan (“401(k) SERP”). The 401(k) SERP is a nonqualified defined contribution plan intended to provide retirement contributions that could not be provided under the qualified 401(k) Plan due to tax law restraints and to comply with non-discrimination requirements under the qualified plan. Eligible earnings for 401(k) SERP notional contributions (i.e., nonqualified plans are unfunded) are base salary and cash bonus in excess of the Internal Revenue Service compensation limit ($220,000 in 2006). Contributions consist of matching contributions (2.73%) and annual company contributions (2%) on base salary and cash bonus in excess of the IRS limit. Notional 401(k) SERP accounts earn a return based on the trading price of Sara Lee common stock.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Brenda C. Barnes	—	91,005	6,857	—	191,247
L.M. (Theo) de Kool	—	64,451	7,186	—	161,914
Adriaan Nühn (2)	—	—	—	—	—
Roderick A. Palmore	—	41,884	12,358	—	192,586
Christopher J. Fraleigh	—	41,123	(991)	—	40,132

(1)	These amounts are included in the “All Other Compensation” column of the “Fiscal 2007 Summary Compensation Table.”
(2)	Mr. Nühn is a resident of The Netherlands and participates in the programs we sponsor in that country. The concept of a non-tax qualified plan does not apply to the Dutch programs, so no amounts are reported for Mr. Nühn in the table.

Potential Payments Upon Termination Or Change-In-Control

Our named executive officers are eligible to receive certain benefits in the event of termination of such officer’s employment, including following a change-in-control. This section describes various termination scenarios as well as the payments and benefits payable under those scenarios.

Severance Plans for Corporate Officers

Sara Lee’s Severance Plans for Corporate Officers provide specified benefits upon the involuntary termination of employment of a corporate officer who has been elected by Sara Lee’s Board of Directors. The Severance Plans consist of two separate plans: a plan that covers involuntary termination that does not occur in connection with a “change in control” of Sara Lee (the “Involuntary Termination Plan”), and a plan that covers termination of employment in connection with a “change in control” of Sara Lee (the “CIC Plan”).

Description of the Involuntary Termination Plan.    The Involuntary Termination Plan provides that if an officer’s employment is terminated without cause (which means that the officer was terminated involuntarily or resigned at the request of Sara Lee, other than for misconduct or detrimental actions), the terminated officer would receive the following benefits:

•

Minimum of 12 months and a maximum of 24 months of severance payments depending on the officer’s position, length of service and age. Each severance payment equals the officer’s salary plus 75% of the officer’s target annual incentive bonus for the fiscal year in which the termination occurs, computed on a monthly basis.

•

Pro-rated payments under (i) the annual incentive plan for the fiscal year of termination, based on actual financial results and assuming a target level of performance on individual performance objectives, and (ii) any long-term incentive award in effect in the fiscal year of termination, based on the period of the officer’s active length of service and subject to the terms of the award (which may include a minimum length of active service). We have not included a value for these incentive plan payments in the table on page 44 because the officer would be entitled to such payments if employed by us on the last day of our fiscal year, regardless of whether termination occurred.

•

Continued participation in Sara Lee’s medical and dental plans during the time the officer is receiving severance payments, and outplacement services for up to one year. We have not included a value for these benefits in the table on page 44 because they do not discriminate in scope, terms or operation in favor of our executive officers compared to the benefits offered to all salaried employees.

•

Continued financial planning assistance, if the terminated officer is an Executive Vice President or Senior Vice President, during the time the officer is receiving severance payments. The value of financial counseling benefit is calculated at the current allowance of 3% of base salary.

•

Continued coverage under Sara Lee’s Executive Life Insurance plan and continued company contributions to and continued accrual of credited service under Sara Lee’s supplemental retirement benefit plans.

•

Continued use of an automobile provided by Sara Lee until the earliest of (i) the end of the severance period, (ii) the date on which the officer accepts full-time employment with another employer, and (iii) the end of the lease term for the automobile.

Other than as set forth above, the terminated officer’s participation in all other benefit plans ceases as of the date of termination of employment. No benefits are payable unless the terminated officer signs a separation agreement that prohibits the executive officer from, among other things, soliciting business from our customers, attempting to hire our employees and disclosing our confidential information. The executive officer also must agree to release any claims against Sara Lee and to refrain from working for our competitors during the severance period. Payments terminate if the terminated executive officer becomes employed by one of our competitors.

Description of Change in Control Plan.    The CIC Plan provides for severance pay and continuation of certain benefits if an officer’s employment is terminated involuntarily within two years following, or within six months prior to, a change in control. A “change in control” generally is defined as the acquisition by a party of 20% or more of the voting capital stock of Sara Lee, the consummation of certain reorganizations, mergers or consolidations involving Sara Lee, a sale or other disposition of all or substantially all of Sara Lee’s assets, the liquidation or dissolution of Sara Lee, or a change in the majority of Sara Lee’s Board of Directors. If such event occurs, a terminated officer would receive the following benefits:

•

Lump sum payment equal to two times (2.5 times, for the Chief Executive Officer and any Executive Vice President) the officer’s base salary plus the officer’s target annual incentive bonus for the fiscal year in which the change in control occurs.

•

Pro-rated payments under (i) the annual incentive plan for the fiscal year of termination, based on actual financial results and assuming a “target” level of performance on individual performance objectives, and (ii) any long-term incentive award in effect in the fiscal year of termination, based on the period of the officer’s active length of service and assuming a “target” level of financial performance and subject to the terms of the award (which may include a minimum length of active service). We have not included a value for these incentive plan payments in the table on page 44 because the officer would be entitled to such payments if employed by us on the last day of our fiscal year, regardless of whether termination occurred.

•

Continued participation in Sara Lee’s medical and dental plans for two years (or 2.5 years, for the Chief Executive Officer and any Executive Vice President) after termination, and outplacement services for up to one year. We have not included a value for these benefits in the table on page 44 because they do not discriminate in scope, terms or operation in favor of our executive officers compared to the benefits offered to all salaried employees.

•

Continued coverage under Sara Lee’s Executive Life Insurance plan and continued company contributions to and continued accrual of credited service under Sara Lee’s supplemental retirement benefit plans for two years (or 2.5 years, for the Chief Executive Officer and any Executive Vice President) after termination.

•

Accelerated vesting of all unvested options and RSUs granted after July 2006; provided, however, if the change in control is structured as an offer to purchase all of Sara Lee’s outstanding voting stock for cash, then all options and RSUs automatically vest upon the change in control. Options and RSUs that were granted before August 2006 automatically will vest upon a change in control of Sara Lee, even if the officer’s employment is not terminated.

•

Continued use of an automobile provided by Sara Lee until the earliest of (i) the end of the severance period, (ii) the date on which the officer accepts full-time employment with another employer, and (iii) the end of the lease term for the automobile.

No benefits are payable unless the terminated officer signs a separation agreement that prohibits the executive officer from, among other things, soliciting business from our customers, attempting to hire our employees and disclosing our confidential information. The executive officer also must agree to release any claims against Sara Lee and to refrain from working for our competitors for two years (or 2.5 years, for the Chief Executive Officer and any Executive Vice President) after termination. Payments terminate if the terminated executive officer becomes employed by one of our competitors.

Sara Lee does not reimburse executive officers for excise tax payments. In the event that any payments made under the CIC Plan would be subjected to the excise tax imposed by Section 4999 of the Internal Revenue Code, and if reducing the amount of the payments would result in greater benefits to the officer (after taking into consideration the payment by the officer of all income and excise taxes that would be owing as the result of the change in control payments), Sara Lee will reduce the change in control payments by the amount necessary to maximize the benefits received by such officer, determined on an after-tax basis.

Termination Agreement with Adriaan Nühn.    In June 2007 and in connection with the restructuring of Sara Lee International, Adriaan Nühn signed a Termination Agreement with Sara Lee and Sara Lee/DE N.V. Under the Termination Agreement, the parties agreed that Mr. Nühn will transition out of his role as Chief Executive Officer of Sara Lee/DE N.V. and, on December 31, 2007, will relinquish all other positions with Sara Lee. In exchange, Sara Lee and Sara Lee International jointly shall pay to Mr. Nühn, no later than January 31, 2008, (i) a redundancy payment equal to EUR 3,201,665 (approximately $4.3 million) (ii) a supplemental compensation payment equal to EUR 300,000 (approximately $403,800) subject to successful completion of fiscal 2008 objectives related to the Sara Lee International reorganization; and (iii) a bonus of EUR 330,345 (approximately $444,600) for active services through December 31, 2007. In addition, for 26.75 months following his December 31, 2007 termination of employment (the “Pension Continuation Period”), Mr. Nühn will be eligible to continue to participate in the Dutch pension plan. If Mr. Nühn elects to continue his participation in the Dutch pension plan, Sara Lee will continue to pay the employer’s contribution, and Mr. Nühn will continue to pay the employee contribution. At any time before the Pension Continuation Period has lapsed, Mr. Nühn may elect to cancel his participation in the Dutch pension plan and, instead, receive a lump sum payment from Sara Lee equal to the value of the contributions Sara Lee otherwise would have made over the remainder of the Pension Continuation Period. For purposes of this provision, the parties agree that the value of Sara Lee’s aggregate contributions during the Pension Continuation Period is EUR 329,014 (approximately $442,840). During the Pension Continuation Period, Mr. Nühn also will (i) continue to vest in and be entitled to exercise his outstanding options, after which time he will be treated as a retiree, and (ii) be entitled to receive financial counseling, as currently provided by Sara Lee. Mr. Nühn also has continued use of his corporate-provided automobile until January 8, 2008, and he is subject to standard confidentiality and non-compete provisions.

Description of Disability or Death Payments.    A named executive officer’s employment is considered terminated for disability if the officer is determined to be disabled under the terms of Sara Lee’s disability plan. An officer who becomes disabled would receive (i) benefits payable under our disability plans, (ii) continued participation in Sara Lee’s medical, dental and Executive Life Insurance plans and supplemental non-qualified retirement plans, (iii) accelerated vesting of all outstanding unvested options and RSUs, with the options remaining exercisable for their remaining terms, (iv) an annual incentive bonus for the year in which termination occurs, based on actual payout rates but pro-rated for the period of the officer’s active service, (v) participation in Sara Lee’s retiree medical plan for the officer and any dependents, if eligible, and (vi) participation in Sara Lee’s disability plan. We have not included a value for these benefits in the table on page 44 because they do not discriminate in scope, terms or operation in favor of our executive officers compared to the benefits offered to all salaried employees.

Description of Retirement Payments.    In the event of retirement, as described under “Pension Benefits,” a named executive office is entitled to receive (i) benefits payable under our pension and retirement plans – see “Pension Benefits,” (ii) continued vesting of the officer’s outstanding RSUs and options, which will be exercisable for the remaining term of each award, and (iii) an annual incentive bonus for the year in which the officer retired, based on actual payout rates but pro-rated through the date of retirement. We have not included a value for these benefits in the table on page 44 because they do not discriminate in scope, terms or operation in favor of our executive officers compared to the benefits offered to all salaried employees.

Potential Payments Upon Termination Or Change In Control Table

The following table presents potential payments to each named executive officer as if the officer’s employment had been terminated as of June 29, 2007, the last business day of fiscal year 2007, except with respect to Adriaan Nühn. The amounts in the table represent actual amounts payable to Mr. Nühn pursuant to his termination of employment, described above. If applicable, amounts in the table were calculated using the $17.40 closing market price of Sara Lee’s common stock on June 29, 2007. The termination benefits provided to our executive officers upon their voluntary termination of employment or retirement do not discriminate in scope, terms or operation in favor of our executive officers compared to the benefits offered to all salaried employees, so those benefits are not included in the table below. The amounts presented in the table are in addition to amounts each named executive officer earned or accrued prior to termination, such as the officer’s balances under our deferred compensation plan, accrued retirement benefits, previously vested options and RSUs and accrued vacation. For information about these previously earned and accrued amounts, see the “Fiscal 2007 Summary Compensation Table,” “Outstanding Equity Awards at 2007 Fiscal Year End Table,” “Option Exercises and Stock Vested In Fiscal Year 2007,” “Pension Benefits In Fiscal Year 2007 Table” and “Nonqualified Deferred Compensation In Fiscal Year 2007” located elsewhere in this proxy statement.

Name	Severance Pay ($)	Equity With Accelerated Vesting ($)	Retirement Plan Benefits: Pension Plan (Qualified & SERP) ($)	Continued Perquisites and Benefits ($)	Total ($)
Brenda C. Barnes
Death	—	5,489,196	—	—	5,489,196
Disability	—	5,489,196	—	168,248	5,657,444
Involuntary Termination (Severance)	2,500,000	—	379,512	113,174	2,992,686
Termination if Change-In-Control	7,500,000	5,489,196	1,079,170	282,935	14,351,301
L.M. (Theo) de Kool
Death	—	3,442,467	—	—	3,442,467
Disability	—	3,442,467	—	63,536	3,506,003
Involuntary Termination (Severance)	3,315,000	—	689,752	166,496	4,171,248
Termination if Change-In-Control	4,875,000	3,442,467	1,081,048	208,120	9,606,635
Roderick A. Palmore
Death	—	2,047,571	—	—	2,047,571
Disability	—	2,047,571	—	113,465	2,161,036
Involuntary Termination (Severance)	2,298,900	—	606,539	122,407	3,027,846
Termination if Change-In-Control	3,346,500	2,047,571	919,777	153,008	6,466,856
Adriaan Nühn
Death	—	1,777,794	—	—	1,777,794
Disability	—	1,777,794	—	—	1,777,794
Involuntary Termination (Severance) (1)	5,157,732	—	442,840	59,581	5,660,153
Termination if Change-In-Control	—	—	—	—	—
Christopher J. Fraleigh
Death	—	1,078,079	—	—	1,078,079
Disability	—	1,078,079	—	106,603	1,184,682
Involuntary Termination (Severance)	982,100	—	23,632	47,169	1,052,901
Termination if Change-In-Control	2,867,000	1,078,079	66,325	117,922	4,129,326

(1)	Represents the actual amounts payable to Mr. Nühn pursuant to his termination agreement. Amount shown under “Severance Pay” includes $4.7 million in severance payments plus approximately $403,800 of prorated incentive payments for fiscal 2008. Amount shown under “Continued Perquisites and Benefits” includes the costs of financial counseling and legal fees paid by Sara Lee.

Section 16(a) Beneficial Ownership Reporting Compliance

Based on its review of filings made with the SEC and representations made by the reporting persons, Sara Lee believes that its executive officers and directors timely filed all reports that were required to be filed under Section 16(a) of the Securities Exchange Act of 1934 during fiscal year 2007, except for the following: Three Form 4s relating to deferrals into or payouts from Sara Lee’s director deferred compensation program were filed late due to administrative difficulties in computing updated account balances by the filing due date. A Form 4 to report a payout from James Crown’s stock equivalent account in the deferred compensation program, and a Form 4 for each of Laurette Koellner and Jonathan Ward to report their deferrals of quarterly director and committee retainers into their stock equivalent accounts in the deferred compensation program, were filed several weeks late. Each of the Form 4s was filed promptly after the necessary information was available.

Equity Compensation Plan Information Table

The following table provides information as of June 30, 2007 regarding the number of shares of Sara Lee common stock that may be issued under Sara Lee’s equity compensation plans. On September 5, 2006, Sara Lee spun off its branded apparel business into an independent publicly-traded company named Hanesbrands Inc. In connection with the spin-off, Sara Lee’s Compensation and Employee Benefits Committee adjusted the number of shares and the exercise price, if applicable, of all outstanding options, performance stock units and restricted stock units so that the economic value of each outstanding award after the spin-off was equivalent to the economic value of that award before the spin-off. The same adjustment was made to the number of shares available under each existing plan and any share limits contained in the plans. The adjustments were made in accordance with the terms of the relevant equity plan. The number of shares and the exercise price of options, performance stock units and restricted stock units reported in the table, and the share numbers in the narrative related to the table, reflect these adjustments.

Plan Category (1)	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	4,508,662(2)(3)	$18.627(2)(3)	83,663,759(4)
Equity compensation plans not approved by security holders (5)	1,970,550(6)	$19.3153	6,589,676(7)
Total	49,479,212		90,253,435

(1)	The table does not include information regarding Sara Lee’s 401(k) Plan. As of June 30, 2007, there were approximately 17.2 million shares of common stock held in this plan.
(2)	Includes options issued in connection with Sara Lee’s acquisition of The Earthgrains Company. Upon consummation of this acquisition, all outstanding options to purchase common stock of Earthgrains were converted into options to purchase shares of Sara Lee common stock; however Sara Lee cannot grant any additional awards under the Earthgrains plan. As of June 30, 2007, there were outstanding options to acquire 138,079 shares of Sara Lee common stock, at a weighted average exercise price of $8.72, which had been converted from the Earthgrains options.
(3)	Includes 6,132,047 restricted stock units that were outstanding on June 30, 2007 under Sara Lee’s 1995 and 1998 Long-Term Incentive Stock Plans. Restricted stock unit awards do not have an exercise price because their value is dependent upon the achievement of certain performance goals or continued employment over a period of time, and may be settled only for shares of common stock. Also includes 31,208 phantom stock units outstanding under Sara Lee’s deferred compensation program for non-employee directors, which units may be settled only for shares of common stock. Accordingly, the restricted stock units and the phantom stock units have been disregarded for purposes of computing the weighted-average exercise price.
(4)

Of these shares, 42,245,221 shares are available for issuance under the 1998 Long-Term Incentive Stock Plan (the “1998 Plan”) and 40,656,000 shares are available for issuance under the 2002 Long-Term Incentive Stock Plan (the “2002 Plan”). Both the 1998 Plan and the 2002 Plan authorize grants in the form of stock options, stock appreciation rights, restricted stock, restricted stock units or a combination thereof. The maximum number of shares of common stock that may be granted as restricted stock or issued in settlement of restricted stock units or upon the exercise of incentive stock options is 23.23 million shares under the 1998 Plan and 22.1 million shares under the 2002 Plan. Under both the 1998 Plan and the 2002 Plan, the maximum number of shares of common stock that may be issued to any person in any calendar year is 2.3 million shares, excluding any awards made with respect to the calendar year in which such person begins service as the Chief Executive Officer of Sara Lee, in which case the maximum number of shares is 4.6 million shares. The number of shares remaining available for future issuances assumes that, with respect to outstanding restricted stock units, the vesting criteria will be achieved at the maximum level.

(5)	The following plans have not been approved by Sara Lee stockholders: Employee Option & Share Plan for Employees in the Netherlands, Executive Deferred Compensation Plan, U.K. Savings Incentive Plan, Share 2000 Global Stock Plan and Share 2003 Global Stock Plan. The material terms of each of these plans are described following the table.
(6)	Includes 1,648,906 shares to be issued upon exercise of outstanding options and rights granted under the Employee Option & Share Plan for Employees in the Netherlands, Share 2000 Global Stock Plan and Share 2003 Global Stock Plan. Also includes 321,644 phantom stock units outstanding under the Executive Deferred Compensation Plan, which units may be settled only for shares of common stock on a one-for-one basis.
(7)	Consists of shares remaining available for future awards under the Employee Option & Share Plan for Employees in the Netherlands and the U.K. Savings Incentive Plan. Sara Lee has obtained stockholder approval of all of its significant equity compensation plans. Set forth below is a brief description of the material features of each Sara Lee equity compensation plan that was adopted without the approval of Sara Lee’s stockholders and that was in effect as of June 30, 2007.

Employee Option & Share Plan for Employees in the Netherlands (the “Netherlands Plan”)

The terms of the Netherlands Plan were designed to conform to generally accepted criteria for broad-based employee stock plans in the Netherlands, including the legal, tax and accounting regulations of the Netherlands. Under the Plan, Sara Lee employees who have been employed in the Netherlands for at least 12 months may purchase immediately vested, five-year options to acquire shares of Sara Lee common stock. The purchase price of each option is equal to 7.5% of the aggregate exercise price of the option, which equals the value of the option for Netherlands tax purposes. The exercise price of each option granted under the Netherlands Plan equals 100% of the fair market value of Sara Lee common stock on the date of grant. An option may be exercised at any time during the five years following the grant date. The Plan specifies a minimum and a maximum number of options that a participant may purchase in any year. The Netherlands Plan authorizes the issuance of up to 5.8 million shares of common stock and, as of June 30, 2007, approximately 4.9 million shares remained available for future awards.

Executive Deferred Compensation Plan

Sara Lee’s Executive Deferred Compensation Plan permits officers of Sara Lee to defer salary, bonus and long-term incentive payments into either an interest bearing or stock equivalent account. Deferrals in the stock equivalent account are valued as if each deferral were invested in Sara Lee common stock as of the deferral date, and are paid out only in shares of Sara Lee common stock, on a one-for-one basis, at future dates specified by the participant. Deferrals in the interest account accrue interest at a rate set at the beginning of each plan year based on the current cost to Sara Lee of issuing five-year maturity debt. Stock equivalent units do not have voting rights, but are credited with dividend equivalents. The dividend equivalents are paid when shares are issued to the participant. As of June 30, 2007, there were 321,644 stock equivalents outstanding in the stock equivalent accounts under this Plan.

U.K. Savings Incentive Plan (the “U.K. SIP”)

The U.K. SIP, which was approved by the Board of Directors in June 2002, provides Sara Lee employees located in the United Kingdom the opportunity to purchase Sara Lee common stock on a pre-tax basis through payroll deductions. Under the U.K. SIP, there are four three-month offering periods during each calendar year, beginning on the first Monday (or next succeeding business day, if Monday is a holiday) of each February, May, August and November. For each offering period, participating employees purchase shares of Sara Lee common stock at a price equal to the lower of the fair market value of Sara Lee common stock on the first day of the offering period or the fair market value of Sara Lee common stock on the last day of the offering period. The fair market value is equal to the average of the highest and lowest quoted selling price per share of Sara Lee common stock on the New York Stock Exchange. For each six shares purchased by a participant, Sara Lee will make a matching contribution of one share to the participant’s account. So long as shares are held in a U.K. SIP account, dividends paid on such shares will be used by the trustee to purchase additional shares of common stock for the participants’ accounts. Participants may sell or transfer shares purchased in the U.K. SIP at any time; however, matching shares contributed by Sara Lee cannot be sold or transferred for three years. The U.K. SIP authorizes the issuance of up to 1,742,400 shares of common stock and, as of the end of fiscal year 2007, 1,650,500 shares remain to be issued under the plan. The shares purchased by participants under the U.K. SIP come from authorized but unissued shares of Sara Lee common stock. The U.K. SIP is administered by the Compensation and Employee Benefits Committee of Sara Lee’s Board of Directors, which may delegate its responsibilities to Sara Lee’s Senior Vice President of Human Resources. In the event of a change of control (as defined in the Plan) of Sara Lee, the trustee of the Plan may vote or exchange Sara Lee shares held in the Plan for the acquisition consideration, on the same terms as other Sara Lee stockholders.

Share 2000 Global Stock Plan

The Share 2000 Global Stock Plan (the “Share 2000 Plan”) is a broad-based plan adopted in 1997 to enable Sara Lee to make a special stock option grant to its non-officer employees world-wide. On August 28, 1997 (after giving effect to the December 1998 stock-split), Sara Lee granted an option to purchase no more than 200 shares of common stock each, at an exercise price of $20.53 per share, under the Share 2000 Plan to approximately 60,000 Sara Lee employees. The exercise price of the options equaled the average of the high and low sales price of a share of Sara Lee common stock on the New York Stock Exchange on the date of grant. The options generally vested over three years after the date of grant. No additional options may be granted under the Share 2000 Plan and, on August 28, 2007, almost all of the outstanding options granted under the Share 2000 Plan expired.

Share 2003 Global Stock Plan

The Share 2003 Global Stock Plan (the “Share 2003 Plan”) is a broad-based plan that was adopted in 2000 to enable Sara Lee to make a special stock option grant to managerial level Sara Lee employees resident in various countries, excluding the United States. On April 27, 2000, Sara Lee granted an option to purchase 116 shares of common stock, at an exercise price of $15.47 per share, under the Share 2003 Plan to approximately 15,000 Sara Lee employees. The exercise price of the options equaled the average high and low sales prices of a share of Sara Lee common stock on the New York Stock Exchange on the date of grant per share. The options generally vest over three years after the date of grant and expire on April 27, 2010. As of June 30, 2007, no additional options may be granted under the Share 2003 Plan and 164,669 shares remain reserved for issuance upon exercise of outstanding options.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee of Sara Lee’s Board of Directors currently is comprised of four independent directors and operates under a written Charter adopted by the Board of Directors, which is reviewed annually and is available on our corporate Web site at www.saralee.com on the “About Sara Lee” page under the link “Board of Directors-Committee Charters.” The Committee held five meetings during the last fiscal year. The Chair of the Audit Committee also meets with management to discuss Sara Lee’s earnings announcements and the Committee also reviews and discusses with management and the independent registered public accountants Sara Lee’s annual and quarterly financial statements before they are filed. The Committee has selected PricewaterhouseCoopers LLP (“PWC”) as Sara Lee’s independent registered public accountants for fiscal year 2008, subject to stockholder ratification. The Committee discussed its selection with Sara Lee’s Board of Directors and the Board unanimously ratified the selection of PWC. PWC also served as Sara Lee’s independent registered public accountants for fiscal year 2007.

Management is responsible for Sara Lee’s internal controls and the financial reporting process. The independent registered public accountants are responsible for performing an independent audit of Sara Lee’s consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. As provided in its Charter, the Committee’s responsibilities include oversight of these processes.

In this context, and in accordance with its Charter, the Committee has met with management and PWC to discuss and review Sara Lee’s audited financial statements. The Committee meets separately at each meeting with Sara Lee’s internal auditors and PWC. Management represented to the Committee that Sara Lee’s audited consolidated financial statements for the fiscal year ended June 30, 2007 (the “Financial Statements”) were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the Financial Statements with management and PWC. The Committee also discussed with PWC the matters required to be discussed by the statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards).

In addition, the Committee has received from PWC the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with PWC their independence from Sara Lee and its management. In accordance with the Sarbanes-Oxley Act of 2002, the Committee pre-approves all audit and non-audit services performed by PWC. The Committee considered the non-audit services that PWC provided in fiscal year 2007 and determined that the provision of those services is compatible with and does not impair PWC’s independence.

In fulfilling its oversight responsibility for reviewing the services performed by Sara Lee’s independent registered public accountants, the Committee carefully reviews its policies and procedures for the engagement of the independent registered public accountants. The Committee also discussed with Sara Lee’s internal auditors and PWC the overall scope and plans for their respective audits. The Committee met with the internal auditors and PWC, with and without management present, to discuss the results of their examinations, the evaluations of Sara Lee’s internal controls, and the overall quality of Sara Lee’s financial reporting. The Committee also reviewed and discussed with PWC the fees paid to them, which fees are described following this report.

Based on the Committee’s review and discussions of the matters referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the Financial Statements be included in Sara Lee’s Annual Report on Form 10-K for the year ended June 30, 2007, for filing with the Securities and Exchange Commission.

Audit Committee

Laurette T. Koellner, Chairperson, Willie D. Davis,

Cornelis J.A. van Lede, Sir Ian Prosser

Audit Fees

PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) was Sara Lee’s principal auditor for fiscal year 2007. Aggregate fees for professional services rendered for Sara Lee by PricewaterhouseCoopers for the fiscal years ended June 30, 2007 and July 1, 2006 were as follows (in millions):

	Fiscal Year Ended June 30, 2007	Fiscal Year Ended July 1, 2006
Audit Fees	$14.0	$23.7
Audit-Related Fees	.2	.2
Tax Fees	.5	1.0
All Other Fees	2.0	.1

	$16.7	$25.0

Audit Fees for fiscal years 2007 and 2006 were for professional services rendered for the audits of the consolidated financial statements and internal control over financial reporting, statutory audit work for corporation affiliates in non-U.S. jurisdictions, carve-out audit and due diligence services related to business dispositions, issuance of comfort letters, consents and assistance with review of documents filed with the SEC.

Audit-Related Fees for fiscal years 2007 and 2006 were for the assessment of controls in connection with Sara Lee’s audit of internal control over financial reporting and agreed upon procedures related to Sara Lee’s stock transfer function.

Tax Fees for fiscal years 2007 and 2006 were for various domestic and foreign tax services, including tax advice and consulting and the review of certain tax returns.

All Other Fees for fiscal years 2007 and 2006 were principally comprised of due diligence service reimbursements paid in connection with business dispositions.

Representatives of PricewaterhouseCoopers will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

Audit Committee Pre-Approval Policies and Procedures

On an ongoing basis, management of Sara Lee defines and communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Committee approves the engagement of PricewaterhouseCoopers. On a periodic basis, Sara Lee’s management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The projects and categories of service are as follows:

Audit — These fees include the cost of professional services to audit Sara Lee’s financial statements and internal control over financial reporting. The cost of the annual audit includes costs associated with the quarterly review of financial statements performed in connection with the audit and scope modifications initiated during the course of the audit work. The Committee separately pre-approves a budget for services related to audits of carve-out financial statements of businesses that Sara Lee is preparing to divest, the issuance of comfort letters and consents, the review of documents filed with the Securities and Exchange Commission and the review of unique transactions that may arise during the course of the year.

Audit-Related Services — The Committee separately pre-approves budgets for services related to accounting consultations, due diligence and audit services related to mergers and acquisitions, internal control reviews and attest services related to financial reporting that are not required by statute or legislation.

Tax — The Committee separately pre-approves a budget for services related to tax compliance, tax planning and tax advice. The specific types of tax services approved include (a) the review of tax returns; (b) assistance with tax examinations and elections; (c) the provision of customs consultancy services; and (d) advice regarding tax codes including interpretations, procedures and private letter rulings thereof, or their equivalent in applicable jurisdictions, in the areas of income tax, value added tax, sales and use tax, and excise taxes.

Other Services — Other services were discussed with and approved by the Audit Committee.

PROPOSAL 2: RATIFICATION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS FOR THE 2008 FISCAL YEAR

The Audit Committee has appointed PricewaterhouseCoopers LLP to serve as Sara Lee’s independent registered public accountants for its fiscal year ending June 28, 2008. The Audit Committee and the Board of Directors seek to have the stockholders ratify the Audit Committee’s appointment of PricewaterhouseCoopers, which has served as Sara Lee’s independent registered public accountants since 2002. Representatives of PricewaterhouseCoopers will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions. If the appointment of PricewaterhouseCoopers is not ratified by the stockholders, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of PricewaterhouseCoopers.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE 2008 FISCAL YEAR.

PROPOSAL 3: VOTE ON THE APPROVAL OF THE

PERFORMANCE-BASED INCENTIVE PLAN

Summary of the Performance-Based Incentive Plan.

At the Annual Meeting, we will ask our stockholders to approve a Performance-Based Incentive Plan (the “PBIP”) to replace the Company’s current performance-based annual incentive plan. Sara Lee’s Compensation and Employee Benefits Committee and Board of Directors adopted the PBIP on August 30, 2007, subject to approval by the stockholders at the Annual Meeting. The purpose of the PBIP is to advance the interests of Sara Lee and its stockholders and assist Sara Lee in attracting and retaining executive officers by providing incentives and financial rewards to its executive officers that are intended to be deductible to the maximum extent possible as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). If approved by stockholders, the PBIP will become effective as of July 1, 2007, the first day of fiscal 2008.

The principal features of the PBIP are summarized below. This summary is qualified by reference to the full text of the PBIP that is included as Appendix B to this proxy statement.

Administration; Amendment and Termination.    The PBIP is administered by Sara Lee’s Compensation and Employee Benefits Committee, or a subcommittee of the Compensation and Employee Benefits Committee (the “Committee”), which has broad authority to administer and interpret the PBIP and its provisions as the Committee deems necessary and appropriate. The Committee will be composed solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. The Board of Directors reserves the right to amend or terminate the PBIP at any time. Amendments to the PBIP will require stockholder approval to the extent required to comply with applicable law.

Eligibility.    Board-appointed officers of Sara Lee who are designated by the Board of Directors as executive officers and are selected by the Committee to participate in the PBIP are eligible to receive awards under the PBIP. Currently, there are nine Board-appointed officers of Sara Lee who are designated by the Board as executive officers. Persons who are hired or promoted during the year into an eligible position are eligible for a prorated award under the PBIP.

Awards.    Under the PBIP, each participant is eligible to receive a maximum performance award equal to a percentage of Sara Lee’s “Adjusted Operating Income” for a performance period established by the Committee. “Adjusted Operating Income” means Sara Lee’s earnings before income taxes, interest income or expense, tobacco proceeds, exit and transformation costs, business disposition charges or income, impairment charges, the cumulative effect of accounting changes, and other extraordinary items as reported in Sara Lee’s income statement for the applicable performance period, each as defined by generally accepted accounting principles or as identified in Sara Lee’s financial statements or management’s discussion and analysis.

Specifically, Sara Lee’s Chief Executive Officer is eligible to receive a performance award equal to 1.0% of Adjusted Operating Income for the performance period, any executive officer of Sara Lee designated as Chief Operating Officer (or such equivalent position) is eligible to receive a performance award equal to 0.75% of Adjusted Operating Income for the performance period, and the other participants in the PBIP are each eligible to receive a performance award equal to 0.5% of Adjusted Operating Income for the performance period. The actual performance award granted to a participant is determined by the Committee, which retains the discretionary authority to reduce or eliminate (but not increase) a performance award based on its consideration of, among other things, corporate or business unit performance against budgeted financial goals, achievement of non-financial goals, economic and relative performance considerations and assessments of individual performance. The Committee intends to evaluate a participant’s performance pursuant to our Annual Incentive Plan, and therefore intends to reduce the awards generated pursuant to the PBIP formula. The AIP is described on page 19 in the Compensation Discussion and Analysis under the heading “Annual Incentives.”

The time period during which the achievement of the performance goals is to be measured shall be determined by the Committee, but may be no longer than five years and no less than six months. Within the earlier of 90 days after the beginning of each fiscal year or the expiration of 25% of a performance period, the Committee will designate one or more performance periods, determine the participants for such performance periods and affirm the applicability of the formula for determining each participant’s award.

Each award under the PBIP will be paid in cash; provided that the Committee, in its discretion, may determine that all or a portion of an award shall be paid in stock, restricted stock, stock options or other stock-based or stock denominated units that are issued pursuant to Sara Lee’s equity compensation plans. An award shall be paid only after written certification by the Committee as to the attainment of the performance goals and the amount of the award. Receipt of performance awards may be deferred under certain circumstances in accordance with a deferred compensation plan approved by the Committee.

Termination of Employment.    A participant who terminates employment with Sara Lee during a performance period due to retirement, disability or death shall be eligible to receive an award under the PBIP prorated for the portion of the performance period prior to termination of employment. Subject to the discretion of the Committee to determine otherwise, if a participant terminates employment with Sara Lee for any reason other than retirement, disability or death, no award shall be payable with respect to the performance period in which such termination occurs.

Federal Income Tax Consequences.

The following is a summary of certain federal income tax consequences of awards made under the PBIP, based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the PBIP. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

If an award under the PBIP is paid in cash or its equivalent, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the award is paid in an amount equal to the cash or the fair market value of its equivalent, and Sara Lee will be entitled to a corresponding deduction. It is intended that the deduction limits of Section 162(m) of the Code will not apply to payments under the PBIP. If, in accordance with the exercise of Committee discretion, a portion or all of an award under the PBIP is paid to a participant in stock, restricted stock, stock options, or other stock-based or stock-denominated units, pursuant to Sara Lee’s equity compensation plans, the federal income tax consequences of such payment will be dependent upon the particular features of such awards.

Section 162(m) of the Code limits the deductibility of certain compensation of the Chief Executive Officer and the next three most highly compensated officers of publicly-held corporations other than the Chief Executive Officer and the Chief Financial Officer. Compensation paid to such an officer during a year in excess of $1.0 million that is not performance-based (or does not comply with other exceptions) would not be deductible on the company’s federal income tax return for that year. It is intended that compensation attributable to awards payable under the PBIP will qualify as performance-based compensation.

The foregoing general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the PBIP. Participants are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the PBIP.

New Plan Benefits.

The amounts of awards for fiscal year 2008 or subsequent years will be determined based upon Sara Lee’s Adjusted Operating Income and, in addition, will be subject to the Committee’s right to reduce any participant’s award by any amount in its sole discretion. As a result, it is not possible to determine the amounts of awards for fiscal year 2008 or subsequent years at this time. In addition, because the Committee can reduce each participant’s award under the PBIP by any amount in its discretion, it also is not possible to determine the amounts that would have been paid for fiscal year 2007 had the PBIP been in effect during such year. If the PBIP had been in effect during fiscal year 2007, the maximum award payable under the PBIP’s formula would have been $7,030,000 for the Chief Executive Officer and $3,515,000 for each of the other eight executive officer participants. We believe that, if the PBIP had been in effect for fiscal year 2007, the Committee would have exercised its discretion to reduce each participant’s award to the award amounts actually provided under Sara Lee’s fiscal 2007 Annual Incentive Plan. See the Fiscal 2007 Summary Compensation Table on page 31 of this proxy statement for the awards the Committee actually determined to pay our named executive officers for fiscal year 2007.

Approval.

Under Maryland law and the charter and Bylaws of Sara Lee, the affirmative vote of a majority of the votes cast (in person or by proxy) is required for approval of the PBIP. Under Section 162(m) of the Code, the material terms of a performance goal are approved by stockholders if, in a separate vote, a majority of the votes cast on the issue are cast in favor of approval. If the PBIP is not approved by stockholders, the Committee and the Board of Directors will consider its alternatives with respect to the payment of annual dividends.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE FOR THE APPROVAL OF THE PERFORMANCE-BASED INCENTIVE PLAN.

PROPOSAL 4: STOCKHOLDER PROPOSAL REGARDING

SUBMISSION OF STOCKHOLDER PROPOSALS

John Jennings Crapo, P.O. Box 400151, Cambridge, Massachusetts 02140-0002, owner of 134 shares of Sara Lee common stock, advised Sara Lee that he intends to present the following proposal for consideration at the Annual Meeting. The proposal set forth below has been reproduced in the form in which it was received by Sara Lee.

Stockholder Proposal

Shareholder Crapo requests the Board of Directors (“Board”) to publish in the next successive proxy statement a complete report on laws, rules and regulations and other procedures regarding the process of shareholder proposals and legal implications of them.

Supporting Statement

Shareholder proponent (the “proponent”) has submitted, in [illegible], and presented shareholder proposals at many national corporations, to this Corporation and I’d hoped you’ll explained as examples his proposal re: the former leader of the junta which governed Chile, his proposal re: charitable contributions and the why one (01) went forth and the others didn’t, why his last submission failed to make it to the proxy statement although he sent a complete submission in support of his proposal to corporate headquarters and the company secretary at the stockholder meeting.

Shareholder democracy is vital and these procedures are important to the life of our publicly held companies. Briefly we submit, introduce and then present.

Board of Directors Statement in Opposition to the Stockholder Proposal

The Board of Directors opposes Mr. Crapo’s proposal because it believes that Sara Lee already provides sufficient disclosure in its proxy statement regarding the submission of stockholder proposals. Detailed information regarding the procedures that stockholders must follow in order to submit stockholder proposals is found on page 59 of this proxy statement under the heading “Stockholder Proposals for the 2008 Annual Meeting.” This disclosure complies with the rules of the SEC and is consistent with disclosures made by comparable public companies. We also believe that our disclosures are clear and adequate, as evidenced by the fact that Mr. Crapo’s proposals have been included in Sara Lee’s proxy statement for each year in which he submitted a proposal. Providing additional information on this subject would be of no use to, and run the risk of confusing, our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 4.

PROPOSAL 5: STOCKHOLDER PROPOSAL REQUESTING

AMENDMENTS TO SARA LEE’S BYLAWS

The California Public Employees’ Retirement System (“CalPERS”), P.O. Box 942707, Sacramento, California 94229-2707, has advised Sara Lee that it is the owner of 4.2 million shares of Sara Lee common stock and that it intends to present the following proposal for consideration at the Annual Meeting.

Stockholder Proposal

RESOLVED, that the shareowners of Sara Lee Corporation (“Company”) urge the Company to take all steps necessary, in compliance with applicable law, to allow its shareowners to amend the Company’s bylaws by a majority vote. Currently, the Company does not allow shareowners to amend the Company’s bylaws.

Supporting Statement

Shareowners’ most important power is their voting power. Almost always, in addition to voting to elect directors, shareowners are able to vote to amend the bylaws. The Company is one of the very few companies in the S&P 500 that does not allow shareowners to amend the Company’s bylaws. Approximately 95% of companies in the S&P 500 and the Russell 1000 allow shareowners to amend the bylaws.

The bylaws typically contain corporate governance provisions of the utmost importance to shareowners, e.g., the ability to call a special meeting, the ability to remove directors, anti-takeover provisions, director election rules, among other provisions. Without a formal ability to impact the company’s governance through bylaw amendments, the company’s shareowners are disenfranchised. Limiting shareowner’s ability to amend the bylaws has been found to be one of six entrenching mechanisms that are negatively correlated with company performance. See “What Matters in Corporate Governance?” Lucian Bebchuk, Alma Cohen & Allen Ferrell, Harvard Law School, Discussion Paper No. 491 (09/2004, revised 03/2005).

This proposal asks for a majority vote standard to amend the bylaws since a supermajority vote can be almost impossible to obtain because of abstentions and broker non-votes. For example, a proposal to declassify the board of directors filed at Goodyear Tire & Rubber Company failed to pass by a majority of shares outstanding even though approximately 90 percent of votes cast were in favor of the proposal. More recently, a proposal to remove supermajority provisions failed to pass at Brocade Communications Systems, Inc. even though 91% of votes cast were in favor of the proposal. While it is often stated by corporations that the purpose of supermajority requirements is to provide corporations the ability to protect minority shareholders, supermajority requirements are most often used, in CalPERS’ opinion, to block initiatives opposed by management and the board of directors but supported by most shareowners.

This is why we are sponsoring this proposal that, if passed and implemented, would make the Company more accountable to shareowners by allowing shareowners to amend the bylaws by majority vote. As a trust fund with more than 1.4 million participants, and as the owner of approximately 4.2 million shares of the Company’s common stock, the California Public Employees’ Retirement System (CalPERS) believes that corporate governance procedures and practices, and the level of accountability they impose, are closely related to financial performance. CalPERS also believes that shareowners are willing to pay a premium for shares of corporations that have excellent corporate governance. If the Company were to take steps to implement this proposal, it would be a strong statement that this Company is committed to good corporate governance and its long-term financial performance.

Please vote FOR this proposal.

Board of Directors Statement in Opposition to the Stockholder Proposal

Sara Lee’s Board of Directors recommends that stockholders vote against this stockholder proposal for the following reasons.

Allowing stockholders to amend Sara Lee’s Bylaws by a majority vote is unnecessary because the stockholders, as a practical matter, currently have the ability to effect Bylaw amendments.

The proponent contends that it is necessary that stockholders be given the express power to amend Sara Lee’s Bylaws and that without such a power the stockholders are “disenfranchised.” The Board disagrees.

Subject to certain SEC-established eligibility rules, any Sara Lee stockholder has the right to propose an amendment to our Bylaws by submitting a proposal for inclusion in our proxy statement. If a stockholder proposal receives the affirmative vote of a majority of the Sara Lee stockholders voting on the matter, then either the Board of Directors would implement the proposal or the directors would risk not being re-elected to the Board. Sara Lee has never failed to implement a stockholder proposal that received the affirmative vote of a majority of votes cast. If for some reason Sara Lee’s Board fails to implement a proposal approved by a majority of stockholders, the stockholders could vote against our incumbent directors, who are elected annually pursuant to a majority vote standard. Accordingly, inasmuch as our stockholders already are able to propose Bylaw amendments and can remove directors who fail to implement proposals that have been approved by stockholders, the Board of Directors believes that the current proposal is unnecessary.

Adopting the current proposal could be detrimental to minority stockholders.

The Bylaws are critical to Sara Lee’s corporate governance practices. They address such fundamental issues as the function of directors, the procedures by which stockholders may nominate directors, the authority of Board committees and the indemnification of directors and officers.

Currently, only the Board of Directors has authority to approve amendments to the Bylaws. Directors, of course, owe fiduciary obligations to Sara Lee and all of its stockholders, including large institutions, small institutions and individual investors. Allowing the Bylaws to be amended by a majority stockholder vote would expose stockholders to the risk that a few large stockholders who wish to advance their own special interests — and who have no duties to the other stockholders — could adopt changes in one or more of the fundamental provisions of the Bylaws in a manner that could be detrimental to minority stockholders. Under the majority vote standard endorsed by the proponent, which requires approval only by a majority of shares voted, stockholders holding significantly less than half of the outstanding shares could adopt bylaw amendments to further their own special interests at the expense of minority stockholders.

Our Board has a long record of proactive leadership in the area of corporate governance.

Our Board of Directors has repeatedly taken proactive steps to enhance our Company’s corporate governance practices. In 2006, the Board (1) terminated Sara Lee’s stockholder rights plan (a/k/a “poison pill”) and adopted a policy that would, subject to certain exceptions, require Sara Lee to seek stockholder approval prior to adopting a new pill, and (2) amended Sara Lee’s severance plans for executive officers to limit certain benefits and bring such plans more into line with current trends in executive compensation. In 2007, the Board, acting on its own initiative and not in response to any stockholder proposal, adopted a majority vote standard for director elections. In each of these instances, the Board acted in what it believed to be the best interests of stockholders.

The proposal contains a number of references that could be read to suggest that Sara Lee’s corporate governance practices are inadequate. First, it makes a reference to the use of “supermajority” provisions and lists two examples from other public companies where proposals failed to pass notwithstanding that they received a majority of votes cast. These examples are not relevant to Sara Lee. The Company’s Bylaws make clear that a majority of votes cast is the default standard for the approval of matters put to stockholders.

The proposal also includes the unsupported assertion that approximately 95% of companies in the S&P 500 and the Russell 1000 allow shareowners to amend the bylaws. Again, this is of limited relevance to Sara Lee. A substantial majority of the corporations included in the S&P 500 and the Russell 1000 are incorporated in Delaware. Delaware law requires that stockholders be given the authority to amend the bylaws. As a result, many Delaware corporations will include such a provision in their bylaws. Maryland law includes no such requirement. Instead, the boards of Maryland corporations are entrusted with fiduciary responsibility to handle such issues in their best judgment. The provision authorizing the Board to amend the Bylaws has been contained in Sara Lee’s Bylaws for many years, and the Board believes it has always discharged its fiduciary responsibility properly. Largely for the reasons given above, our Board has concluded that the change requested by the proponents is neither necessary nor in the best interests of all Sara Lee stockholders. Accordingly, Sara Lee, like several other large corporations incorporated in Maryland, has not included such a provision in its Bylaws.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 5.

PROPOSAL 6: STOCKHOLDER PROPOSAL REQUESTING ADVISORY

VOTE ON EXECUTIVE COMPENSATION

The American Federation of State, County and Municipal Employees, 1625 L Street, N.W., Washington, D.C. 20036, has advised Sara Lee that it beneficially owns 8,424 shares of Sara Lee common stock and that it intends to present the following proposal for consideration at the Annual Meeting. Mennonite Mutual Aid, 1110 North Main Street, Goshen, Indiana 46527, has advised Sara Lee that it beneficially owns 9,490 shares of Sara Lee common stock and that it intends to co-sponsor this proposal.

Stockholder Proposal

RESOLVED, that shareholders of Sara Lee Corporation (“Sara Lee”) urge the board of directors to adopt a policy that Company shareholders be given the opportunity at each annual meeting of shareholders to vote on an advisory resolution, to be proposed by Sara Lee’s management, to ratify the compensation of the named executive officers (“NEOs”) set forth in the proxy statement’s Summary Compensation Table (the “SCT”) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

Supporting Statement

In our view, investors are increasingly concerned about mushrooming executive compensation which sometimes appears to be insufficiently aligned with the creation of shareholder value. According to a recent Watson Wyatt survey, 90% of institutional investors believe the US executive pay model has dramatically overpaid executives, and 87% of institutional investors believe pay is too heavily influenced by management (See Watson Wyatt, Balance under Pressure, (2006)). Additionally, recent media attention to questionable dating of stock options grants by companies has raised related investor concerns.

We believe that existing U.S. corporate governance arrangements, including SEC rules and stock exchange listing standards, do not provide shareholders with enough mechanisms for providing input to boards on senior executive compensation. In contrast to U.S. practices, in the United Kingdom, public companies allow shareholders to cast an advisory vote on the “directors’ remuneration report,” which discloses executive compensation. Such a vote isn’t binding, but gives shareholders a clear voice that could help shape senior executive compensation.

Currently U.S. stock exchange listing standards require shareholder approval of equity-based compensation plans; those plans, however, set general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. Shareholders do not have any mechanism for providing ongoing feedback on the application of those general standards to individual pay packages. (See Lucian Bebchuk & Jesse Fried, Pay Without Performance 49 (2004)).

Similarly, performance criteria submitted for shareholder approval to allow a company to deduct compensation in excess of $1 million are broad and do not constrain compensation committees in setting performance targets for particular senior executives. Withholding votes from compensation committee members who are standing for reelection is a blunt and insufficient instrument for registering dissatisfaction with the way in which the committee has administered compensation plans and policies in the previous year.

Accordingly, we urge Sara Lee’s board to allow shareholders to express their opinion about senior executive compensation at Sara Lee by establishing an annual referendum process. The results of such a vote would, we think, provide Sara Lee with useful information about whether shareholders view the company’s senior executive compensation, as reported each year, to be in shareholders’ best interests.

We urge shareholders to vote for this proposal.

Board of Directors Statement in Opposition to the Stockholder Proposal

Sara Lee’s Board of Directors understands the importance of communicating with stockholders regarding executive compensation and regularly engages in meaningful dialogue with Sara Lee investors. The process suggested by the proposal, however, is not an effective mechanism for stockholders to meaningfully convey opinions regarding Sara Lee’s executive compensation. As a result, implementing the proposal would undermine the work of our compensation committee and could put Sara Lee at a competitive disadvantage. For these reasons, as explained more fully below, we recommend that stockholders vote against this proposal.

An advisory vote on executive compensation is not a necessary or effective mechanism for conveying meaningful stockholder opinions regarding executive compensation.

The proposed advisory vote on the Summary Compensation Table and its accompanying narrative disclosure would not benefit Sara Lee or its stockholders because it would not provide Sara Lee’s Compensation and Employee Benefits Committee (the “Compensation Committee”) with any clear indication of the meaning of the vote. If stockholders vote ‘Against’ that disclosure, which necessarily encompasses all compensation paid to Sara Lee’s most highly-paid executive officers, the Board would have no way of knowing which feature or features of the compensation package were objectionable. By contrast, if stockholders vote ‘For,’ this would suggest, perhaps inaccurately, that stockholders were satisfied with all aspects of that package. Furthermore, an ‘Against’ vote would leave the Compensation Committee and management in a quandary — on what basis should executives be paid and how should the committee respond, months after the objected-to compensation had already been paid and well into the next year’s compensation cycle.

Providing stockholders with this blunt and imprecise tool is not necessary as stockholders already have more effective means of communicating their concerns. Stockholders may contact any of Sara Lee’s directors directly by writing to them at the address provided on page 5 of this proxy statement under the heading “Communications with the Board of Directors.” Unlike an advisory vote, this method of communication allows stockholders to voice specific concerns and to communicate clearly and effectively with the Board. Communications of this sort are taken very seriously. Sara Lee’s Investor Relations personnel are dedicated to ensuring that the ideas, concerns and interests of major stockholders are understood and addressed.

Additionally, if stockholders remain dissatisfied with Sara Lee’s direction on compensation matters, they have other tools at their disposal that are far more effective than an advisory vote. Sara Lee has, for example, recently adopted majority voting for directors. This provides stockholders with the option of voting against the election of directors who serve on the Compensation Committee. In addition, equity and other incentive compensation plans from time to time are submitted for approval by stockholders. If stockholders are unhappy with the manner in which compensation has been paid to executives, they can reject the compensation plans that are submitted to them for approval. Unlike an advisory vote regarding historical compensation disclosures, votes on these matters would truly be effective.

An advisory vote would undermine the work of our compensation committee and be inconsistent with fundamental principles of corporate governance.

The American system of corporate governance is based on the notion that stockholders have the right to elect directors and those directors, once elected, serve as fiduciaries for those stockholders. As fiduciaries, directors are obliged to act with diligence and in good faith to make decisions and develop policies that they believe will best serve stockholder interests.

With respect to the compensation of senior executives, this is precisely how the system operates at Sara Lee. Sara Lee’s Compensation Committee, which consists entirely of independent, non-management directors, is responsible for designing an executive compensation program that helps to attract, motivate and retain talented senior executives. In discharging its responsibilities, the Compensation Committee is assisted by a highly-qualified independent compensation consulting firm. The Compensation Committee makes its decisions after careful consideration of the strategic and financial objectives of Sara Lee, an executive’s performance against specific quantitative and qualitative objectives and other relevant performance data. In every instance, the Compensation Committee is motivated by only one concern: maximizing Sara Lee’s performance in order to further the interests of stockholders.

Stockholders have the most critical role in the corporate governance system. But their role does not extend to making decisions regarding matters such as how much particular executives should be paid. As described above, decisions in this regard require an exceptional amount of time, expert advice and detailed understanding of each corporation’s particular context. To permit an advisory vote without the benefit of understanding the corporation’s particular context would risk undermining the role of corporate directors and ultimately hinder corporate performance.

An advisory vote could put us at a competitive disadvantage by impeding our ability to recruit and retain executive talent.

We operate in a highly competitive environment. In order to attain long-term success and thereby build value for our stockholders, it is critical that we recruit and retain a talented senior management team.

To our knowledge, none of our competitors puts named executive officer compensation to an advisory vote. If we were to adopt this practice, this could lead to a perception among our current executives and prospective employees that compensation opportunities at Sara Lee are limited, especially as compared to competitors that have not adopted the practice. This could put us at a competitive disadvantage in hiring and retaining executive talent and ultimately harm our business.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 6.

OTHER INFORMATION

Stockholder Proposals for the 2008 Annual Meeting

Sara Lee’s Bylaws provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting, written notice containing the information required by the Bylaws generally must be delivered to the Secretary of Sara Lee, at Sara Lee’s principal executive offices, not later than 5:00 p.m. (Central Time) on the 120th day, and not earlier than the 150th day, prior to the first anniversary of the mailing of the notice for the preceding year’s annual meeting. Accordingly, a stockholder nomination or proposal intended to be considered at the 2008 Annual Meeting must be received by the Secretary on or after April 17, 2008, and prior to 5:00 p.m. (Central Time) on May 17, 2008. Under the rules of the Securities and Exchange Commission, if a stockholder wishes to submit a proposal for possible inclusion in Sara Lee’s 2008 proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, we must receive it on or before May 17, 2008.

All proposals must be in writing and should be mailed to Sara Lee Corporation, to the attention of Sara Lee’s Secretary, Roderick A. Palmore, at Sara Lee Corporation, 3500 Lacey Road, Downers Grove, Illinois 60515-5424. A copy of the Bylaws may be obtained from Mr. Palmore by written request to the same address. Sara Lee’s Bylaws are also available on its corporate Web site at www.saralee.com on the “Investor Relations” page under the link “Corporate Governance — Corporate Bylaws.”

Sara Lee’s Annual Report on Form 10-K

A copy of Sara Lee’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007, as filed with the Securities and Exchange Commission, will be sent to any stockholder without charge upon written request addressed to:

Investor Relations Department

Sara Lee Corporation

3500 Lacey Road

Downers Grove, Illinois 60515-5424

(630) 598-8100

You also may obtain our Annual Report on Form 10-K over the Internet at the Securities and Exchange Commission’s Web site, www.sec.gov.

Expenses of Solicitation

This solicitation is being made by mail, but also may be made by telephone or in person by Sara Lee officers and employees (without additional compensation). In addition, we have hired Georgeson Inc. for $15,000 plus associated costs and expenses, to assist in the solicitation. Sara Lee will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

Appendix A

CATEGORICAL STANDARDS FOR DETERMINING DIRECTOR INDEPENDENCE

Excerpt of Sara Lee’s Corporate Governance Guidelines

Definition of What Constitutes Independent Directors

No Director will qualify as an independent Director of Sara Lee unless the Board has affirmatively determined that the Director meets the standards for being an independent director established from time to time by the New York Stock Exchange (“NYSE”), the U.S. Securities and Exchange Commission and any other applicable governmental and regulatory bodies. To be considered independent under the rules of the NYSE, the Board must affirmatively determine that a Director has no material relationship with Sara Lee (either directly or as a partner, shareholder or officer of an organization that has a relationship with Sara Lee). To assist it in determining each Director’s independence in accordance with the NYSE’s rules, the Board has established guidelines, which provide that a Sara Lee Director will be deemed independent unless:

(i)	within the preceding three years, the Sara Lee Director was an employee, or an immediate family member of the Director was an executive officer, of Sara Lee;

(ii)	within the preceding three years, the Sara Lee Director received during any twelve-month period more than $100,000 in direct compensation from Sara Lee, or an immediate family member of the Director received during any twelve-month period more than $100,000 in direct compensation for services as an executive officer of Sara Lee, excluding director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(iii)	(A) the Sara Lee Director or an immediate family member of the Sara Lee Director is a current partner of a firm that is Sara Lee’s internal or independent auditor; (B) the Sara Lee Director is a current employee of such a firm; (C) an immediate family member of the Sara Lee Director is a current employee of such a firm and participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the Sara Lee Director or an immediate family member of the Sara Lee Director was, within the last three years (but is no longer), a partner or employee of such a firm and personally worked on Sara Lee’s audit within that time;

(iv)	within the preceding three years, a Sara Lee executive officer served on the board of directors of a company that, at the same time, employed the Sara Lee Director, or an immediate family member of the Director, as an executive officer;

(v)	the Sara Lee Director is a current executive officer or employee, or an immediate family member of the Sara Lee Director is a current executive officer, of another company that made payments to or received payments from Sara Lee for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or two percent (2%) of such other company’s consolidated gross revenues; or

(vi)	the Sara Lee Director serves as an executive officer, director or trustee of a charitable organization, and within the last three years, discretionary charitable contributions by Sara Lee and the Sara Lee Foundation to such organization, in the aggregate in any one year, exceed the greater of $1 million, or two percent (2%) of that organization’s total annual charitable receipts (and “discretionary charitable contributions” shall include corporate cash contributions (including support for benefit events), grants from the Sara Lee Foundation, Matching Grants under the Sara Lee Foundation’s Matching Grants Program, and product donations).

For purposes of these guidelines, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and

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anyone (other than domestic employees) who shares such person’s home, and references to “Sara Lee” include all subsidiaries and divisions that are consolidated with Sara Lee Corporation.

The Board annually will review all commercial and charitable relationships between its Directors and Sara Lee to determine whether the Directors meet these categorical independence tests. If a Director has a relationship with Sara Lee that is not covered by these independence guidelines, those Sara Lee Directors who satisfy such guidelines will consider the relevant circumstances and make an affirmative determination regarding whether such relationship is material or immaterial, and whether the Director would therefore be considered independent under the NYSE’s rules.

Sara Lee will disclose in its proxy statement (a) the basis for any Board determination that a relationship was immaterial despite the fact that it did not meet the categorical independence tests of immateriality set forth above, and (b) any charitable contributions made by Sara Lee or the Sara Lee Foundation to any charitable organization in which a Sara Lee Director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million, or two percent (2%) of such charitable organization’s consolidated gross revenues.

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Appendix B

SARA LEE CORPORATION PERFORMANCE-BASED INCENTIVE PLAN

Effective July 1, 2007

INTRODUCTION

The Sara Lee Corporation Performance-Based Incentive Plan (“Plan”) is adopted effective July 1, 2007 by the Board of Directors of Sara Lee Corporation (“Company”). The purpose of the Plan is to advance the interests of the Company and its stockholders and assist the Company in attracting and retaining executive officers by providing incentives and financial rewards to such executive officers that are intended to be deductible to the maximum extent possible as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. This Plan is subject to stockholder approval with respect to amounts that may become payable under the Plan for the fiscal year ending in 2008 and thereafter and shall be null and void and of no further effect if such stockholder approval is not obtained. Upon its approval, the Plan will replace the predecessor Performance-Based Annual Incentive Plan, approved by stockholders in 1995.

ARTICLE I

Definitions

1.1	Award means an award of incentive compensation pursuant to the Plan.

1.2	Code means the Internal Revenue Code of 1986, as amended.

1.3	Committee means the Compensation and Employee Benefits Committee of the Board of Directors of the Company, or a subcommittee thereof consisting of members appointed from time to time by the Board of Directors of the Company, and shall comprise not less than such number of directors as shall be required to permit the Plan to satisfy the requirements of Code Section 162(m). The Committee administering the Plan shall be composed solely of “outside directors” within the meaning of Code Section 162(m).

1.4	Company means Sara Lee Corporation, a Maryland corporation.

1.5	Disability means a total and permanent disability that causes a Participant to be eligible to receive long term disability benefits from the Sara Lee Corporation Key Executive Long Term Disability Plan, or any similar plan or program sponsored by a subsidiary or affiliate of the Company.

1.6	Executive Officers mean those Board-appointed officers of the Company who are designated by the Board as “Executive Officers” under Rule 3b-7 and Rule 16a-1(f) under the Securities Act of 1934.

1.7	Participant means an Executive Officer who is selected by the Committee to participate in the Plan.

1.8	Performance Period means the time period during which the achievement of the performance goals is to be measured.

1.9	Plan means this Sara Lee Corporation Performance-Based Incentive Plan.

1.10	Retirement means termination of employment with the Company or an affiliated company when a Participant meets the definition of either early or normal retirement under the Sara Lee Corporation Salaried Pension Plan.

ARTICLE II

Eligibility and Participation

2.1	Eligibility and Participation. The Committee shall select Executive Officers of the Company who are eligible to receive Awards under the Plan, and who shall be Participants in the Plan, during any Performance Period in which they may earn an Award.

ARTICLE III

Terms of Awards

3.1	Calculation of Awards. The Award payable under the Plan for a Performance Period is equal to 1.0% of “Adjusted Operating Income” for the position of Chief Executive Officer, 0.75% for any Executive Officer designated as Chief Operating Officer of the Corporation (or such equivalent position) and 0.5% for each of the other Participants for the Performance Period.

“Adjusted Operating Income” means the Company’s earnings before income taxes, interest income or expense, tobacco proceeds, exit and transformation costs, business disposition charges or income, impairment charges, the cumulative effect of accounting changes, and other extraordinary items as reported in the Company’s income statement for the applicable Performance Period, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements or management’s discussion and analysis.

3.2	Discretionary Adjustment. The Committee may not increase the amount payable under the Plan or with respect to an Award pursuant to Section 3.1, but retains the discretionary authority to reduce the amount. The Committee may establish factors to take into consideration in implementing its discretion, including, but not limited to, corporate or business unit performance against budgeted financial goals (e.g., operating income or revenue), achievement of non-financial goals, economic and relative performance considerations and assessments of individual performance.

3.3	Form of Payment. Each Award under the Plan shall be paid in cash or its equivalent. The Committee in its discretion may determine that all or a portion of an Award shall be paid in stock, restricted stock, stock options, or other stock-based or stock denominated units, which shall be issued pursuant to the Company’s equity compensation plans in existence at the time of the grant.

3.4	Timing of Payment. Payment of Awards will be made as soon as practicable following determination of and certification of the Award, but in no event more than two and a half months after the end of the fiscal year with respect to which such Award was earned, unless a Participant has submitted an election to defer receipt of the Award in accordance with the Company’s deferred compensation plan.

3.5	Performance Period. Within 90 days after the commencement of each fiscal year or, if earlier, by the expiration of 25% of a Performance Period, the Committee will designate one or more Performance Periods, determine the Participants for the Performance Periods and affirm the applicability of the Plan’s formula for determining the Award for each Participant for the Performance Periods. The time period during which the achievement of the performance goals is to be measured shall be determined by the Committee, but may be no longer than five years and no less than six months. If the Committee does not expressly designate the Participants for a Performance Period, then all persons who are Executive Officers as of the first day of such Performance Period shall be Participants for such Performance Period.

3.6	Certification. Following the close of each Performance Period and prior to payment of any amount to any Participant under the Plan, the Committee will certify in writing as to the attainment of the performance goals and the amount of the Award.

ARTICLE IV

New Hires, Promotions and Terminations

4.1	New Participants During the Performance Period. If an individual is newly hired or promoted during a fiscal year into a position eligible for participation in the Plan, he or she shall be eligible for an Award under the Plan for the Performance Period, prorated for the portion of the Performance Period following the date of eligibility for the Plan.

4.2	Retirement, Disability, Death or Termination with Eligibility for Severance. A Participant who terminates employment with the Company during a Performance Period due to Retirement, Disability, Death or eligibility for severance under the Sara Lee Corporation Severance Plans for Corporate Officers shall be eligible to receive an Award prorated for the portion of the Performance Period prior to termination of employment. Awards payable in the event of death shall be paid to the Participant’s estate.

4.3	Termination of Employment. If a Participant terminates employment with the Company for a reason other than Retirement, Disability, eligibility for severance under the Sara Lee Corporation Severance Plan for Corporate Officers or death, unless otherwise determined by the Committee, no Award shall be payable with respect to the Performance Period in which such termination occurs.

ARTICLE V

Miscellaneous

5.1	Withholding Taxes. The Company shall have the right to make payment of Awards net of any applicable federal, state and local taxes required to be withheld, or to require the Participant to pay such withholding taxes. If the Participant fails to make such tax payments as required, the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations.

5.2	Nontransferability. No Award may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, including assignment pursuant to a domestic relations order, during the time in which the requirement of continued employment or attainment of performance objectives has not been achieved. Each Award shall be paid during the Participant’s lifetime only to the Participant, or, if permissible under applicable law, to the Participant’s legal representatives. No Award shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, or torts of the Participant.

5.3	Administration. The Committee shall administer the Plan, interpret the terms of the Plan, amend and rescind rules relating to the Plan, and determine the rights and obligations of Participants under the Plan. The Committee may delegate any of its authority as it solely determines. In administering the Plan, the Committee may at its option employ compensation consultants, accountants and counsel and other persons to assist or render advice to the Committee, all at the expense of the Company. All decisions of the Committee shall be final and binding upon all parties including the Company, its stockholders, and the Participants. The provisions of this Plan are intended to ensure that all Awards granted hereunder qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, and this Plan shall be interpreted and operated consistent with that intention.

5.4	Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision will be stricken as to such jurisdiction, and the remainder of the Plan or Award shall remain in full force and effect.

5.5	No Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

5.6	Employment at Will. Neither the adoption of the Plan, eligibility of any person to participate, nor payment of an Award to a Participant shall be construed to confer upon any person a right to be continued in the employ of the Company. The Company expressly reserves the right to discharge any Participant whenever in the sole discretion of the Company its interest may so require.

5.7	Amendment or Termination of the Plan. The Board of Directors of the Company reserves the right to amend or terminate the Plan at any time with respect to future Awards to Participants. Amendments to the Plan will require stockholder approval to the extent required to comply with applicable law, including the exemption under Code Section 162(m).

5.8	Non-Exclusivity of Plan. Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, cash or equity-based compensation arrangements, either tied to performance or otherwise.

5.9	Dispute Resolution. The Plan and any agreements hereunder shall be interpreted in accordance with the laws of the State of Illinois and applicable federal law. Any controversy or claim related in any way to the Plan shall be resolved by arbitration on a de novo standard pursuant to this paragraph and the then current rules of the American Arbitration Association. The arbitration shall be held in Chicago, Illinois, before an arbitrator who is an attorney knowledgeable of employment law. The arbitrator’s decision and award shall be final and binding and may be entered in any court having jurisdiction thereof. The arbitrator shall not have the power to award punitive or exemplary damages. Issues of arbitrability shall be determined in accordance with the federal substantive and procedural laws relating to arbitration; all other aspects shall be interpreted in accordance with the laws of the State of Illinois. Each party shall bear its own attorneys’ fees associated with the arbitration and other costs and expenses of the arbitration shall be borne as provided by the rules of the American Arbitration Association; provided, however, that if the participant is the prevailing party, the Company shall reimburse the Participant for reasonable attorneys’ fees and expenses and arbitration expenses incurred in connection with the dispute.

Drury Lane Theatre—Oakbrook Terrace

100 Drury Lane

Oakbrook Terrace, Illinois 60181

Telephone: +1.630.530.8300

EVENT SCHEDULE:

Sara Lee will hold its 2007 annual meeting of stockholders on Thursday, October 25th at the Drury Lane Theatre in Oakbrook, IL. Complimentary beverages will be provided in the theater lobby from 8:30 AM to 9:30 AM. The annual meeting of stockholders will begin promptly at 9:30 AM. The one-hour, business-oriented meeting will feature a presentation from Chairman and CEO Brenda C. Barnes followed by a question and answer session and discussion of stockholder proposals.

8:30 – 9:30 AM          Beverages Available

9:30 – 10:30 AM        Annual Meeting of Stockholders

This is an exclusive meeting for the stockholders of Sara Lee. You will be required to show proof of stock ownership as of September 4, 2007 (i.e., admission ticket or brokerage statement) and photo identification to gain admission to the meeting.

DRIVING DIRECTIONS:

From Route 83:

Exit at Roosevelt Road/Butterfield Road East, follow signs to Drury Lane.

From Roosevelt Road:

Exit Route 83 South. On Route 83 South take the Roosevelt Road/Butterfield Road East Exit, follow signs to Drury Lane.

From Downtown Chicago:

Take the Eisenhower Expressway/I-290 West to I-88 West. Pay toll and exit at Cermak Road. Proceed through the stoplight so you are heading North. Continue on Spring Road and bear right onto Drury Lane Street. Drury Lane will be on your left at the end of the road.

From the West on I-88:

Exit at Midwest Road, turn right, proceed to Butterfield Road and turn right. Proceed to Drury Lane exit.

From I-294:

Exit I-88 West. Pay toll, exit at Cermak Road. Proceed through the stoplight so you are heading North. Continue on Spring Road and bear right onto Drury Lane Street. Drury Lane will be on your left at the end of the road.

3500 LACEY ROAD DOWNERS GROVE, IL 60515-5424

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Sara Lee Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Sara Lee Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SARAL1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SARA LEE CORPORATION

Vote On Directors						Vote On Proposals

Proposal 1: Election of 10 directors		For	Against	Abstain			For	Against	Abstain

1a)	Brenda C. Barnes	☐	☐	☐	Proposal 2:	Ratification of the appointment of PricewaterhouseCoopers LLP as Sara Lee’s independent registered public accountants for fiscal 2008	☐	☐	☐
1b)	Christopher B. Begley	☐	☐	☐

1c)	Virgis W. Colbert	☐	☐	☐	Proposal 3:	To vote on the approval of the Sara Lee Corporation Performance-Based Incentive Plan	☐	☐	☐
1d)	James S. Crown	☐	☐	☐

1e)	Laurette T. Koellner	☐	☐	☐	Proposal 4:	To vote on a stockholder proposal regarding submission of stockholder proposals	☐	☐	☐
1f)	Cornelis J.A. van Lede	☐	☐	☐

1g)	Sir Ian Prosser	☐	☐	☐	Proposal 5:	To vote on a stockholder proposal requesting amendments to Sara Lee’s Bylaws	☐	☐	☐
1h)	Rozanne L. Ridgway	☐	☐	☐

1i)	Norman R. Sorensen	☐	☐	☐	Proposal 6:	To vote on a stockholder proposal requesting an advisory vote on executive compensation	☐	☐	☐
1j)	Jonathan P. Ward	☐	☐	☐

							Yes	No

For address changes and/or comments, please check this box and write them on the back where indicated.				☐	Please indicate if you plan to attend this meeting.		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET (Not Transferable)

2007ANNUAL MEETING OF STOCKHOLDERS

9:30 a.m. (local time), October 25, 2007

Drury Lane Theatre

100 Drury Lane

Oakbrook Terrace, Illinois 60181

Please present this admission ticket in order to gain admittance to the meeting. This ticket admits only the stockholder listed on the reverse side and is not transferable.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Sara Lee Corporation will be held on Thursday, October 25, 2007, at 9:30 a.m. (CDT), at the Drury Lane Theatre, 100 Drury Lane, Oakbrook Terrace, Illinois. Stockholders owning shares at the close of business on September 4, 2007, are entitled to attend and vote at the meeting. Stockholders will vote on the election of ten members of the board of directors, vote on the ratification of Sara Lee’s independent registered public accountants for fiscal year 2008, vote on the approval of a performance-based incentive plan, vote on three stockholder proposals and transact such other business as may properly come before the meeting.

Δ DETACH PROXY CARD HERE Δ

SARA LEE CORPORATION

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING, OCTOBER 25, 2007

The undersigned holder of common stock of Sara Lee Corporation, a Maryland corporation (the “Company”), hereby appoints Brenda C. Barnes and Roderick A. Palmore, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of the Stockholders of the Company to be held at the Drury Lane Theatre, 100 Drury Lane, Oakbrook Terrace, Illinois, on October 25, 2007, at 9:30 a.m. (CDT), and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such meeting. The votes entitled to be cast by the undersigned will be cast as instructed. If this Proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the nominees for director, “FOR” proposals 2 and 3, and “AGAINST” proposals 4 through 6, each of which is set forth on the reverse side hereof. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting and any adjournment or postponement thereof.

Address Changes/Comments:	_________________________________________________________________________
__________________________________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)